The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-253047
SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 12, 2021)
$325,000,000
NorthWestern Corporation
Common Stock

We are offering $75,000,000 of shares of our common stock, par value $0.01 per share (the “common stock”), in this offering. In addition, we expect to enter into a forward sale agreement with Bank of America, N.A., whom we refer to as the forward purchaser, in respect of $250,000,000 of shares of our common stock. In connection with the forward sale agreement between us and the forward purchaser, the forward purchaser or its affiliate, whom we refer to in such capacity as the forward seller, is, at our request, borrowing from third parties and selling to the underwriters an aggregate of $250,000,000 of shares of our common stock. If in its good faith and commercially reasonable judgment, the forward seller is unable to borrow and deliver for sale on the anticipated closing date the number of shares of our common stock underlying the forward sale agreement, or it is either impracticable for the forward seller to do so or the forward seller would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that the forward seller does not borrow and deliver.
We expect to receive proceeds from the sale of $75,000,000 of shares of common stock offered and sold by us in this offering, but we will not initially receive any proceeds from the sale of $250,000,000 of shares of our common stock sold by the forward seller to the underwriters, except in certain circumstances described in this prospectus supplement. We expect to settle the forward sale agreement and receive proceeds, subject to certain adjustments, from the sale of those shares of common stock assuming one or more future physical settlements of the forward sale agreement no later than approximately 15 months after the date of this prospectus supplement. Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, we may not receive any proceeds from the issuance of such shares, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement). See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreement.
Our common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “NWE.” On November 12, 2021, the closing price of our common stock on The Nasdaq Stock Market LLC was $57.68 per share.
	Per Share	Total
Public Offering Price
Underwriting Discount
Proceeds to Us (before expenses)(1)

(1)
We expect to receive net proceeds, before expenses, of approximately $      million from this offering, consisting of (1) approximately $       million of net proceeds, before expenses, to be received upon settlement of the shares of common stock offered by us and (2) approximately $      million of estimated net proceeds, before expenses, with respect to the shares of common stock to be offered by the forward seller. For the purpose of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreement is physically settled on the effective date of the forward sale agreement based upon the initial forward sale price of $      (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby). The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

We have granted the underwriters an option to purchase up to an additional $48,750,000 of shares of our common stock, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, we may, in our sole discretion, enter into an additional forward sale agreement with the forward purchaser in respect of all or a portion of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised, and we request that the forward seller borrow all or a portion of such additional shares from third parties and sell such shares to the underwriters, we will enter into an additional forward sale agreement with the forward purchaser in connection therewith. If such option is exercised and we elect not to enter into an additional forward sale agreement for the full number of shares subject to such option, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option and are not covered by an additional forward sale agreement. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that we enter into any additional forward sale agreement, if in its good faith and commercially reasonable judgment, the forward seller is unable to borrow and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock underlying the additional forward sale agreement, or it is either impracticable for the forward seller to do so or the forward seller would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that the forward seller does not borrow and deliver.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before you make your investment decisions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
BofA SecuritiesJ.P. Morgan
Wells Fargo Securities

The date of this prospectus supplement is November   , 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Before you make your investment decision, you should carefully read (1) this prospectus supplement, and (2) the accompanying prospectus and the additional information described under the captions “Where You Can Find More Information About Us” and “Incorporation By Reference” in the accompanying prospectus.
We have not, and the underwriters, the forward seller and the forward purchaser have not, authorized anyone else to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including any free writing prospectus. We and the underwriters, the forward seller and the forward purchaser take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters, the forward seller and the forward purchaser are not, making an offer to sell or a solicitation of an offer to purchase these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date on the front cover of such document or that the information incorporated by reference herein or therein is accurate as of any date other than the date of such document incorporated by reference.
Unless the context requires otherwise, references to “we,” “us,” “our,” “our company,” “NorthWestern Corporation,” “NorthWestern Energy,” and “NorthWestern” refer to NorthWestern Corporation d/b/a NorthWestern Energy and our subsidiaries.

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FORWARD-LOOKING STATEMENTS
On one or more occasions, we may make statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein or therein relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that we will achieve our projections. Factors that may cause such differences include, but are not limited to:
•
adverse determinations by regulators, as well as potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, could have a material effect on our liquidity, results of operations and financial condition;

•
the impact of extraordinary external events, such as the COVID-19 pandemic, on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•
adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, and in our other filings with the SEC that are incorporated by reference into this prospectus supplement.
From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases, analyst and investor conference calls, and other communications released to the public. We believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable. However, any or all of the forward-looking statements in this prospectus supplement, the accompanying prospectus, our reports on Forms 10-K, 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions, which turn out to be inaccurate, or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus supplement and the accompanying prospectus, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of any of our forward-looking statements in

S-iii

this prospectus supplement, the accompanying prospectus or other public communications as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

S-iv

SUMMARY
The following summary contains certain important information about this offering. It does not contain all of the information that may be important to you in making a decision to invest in our common stock. We urge you to carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should also read the sections entitled “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement for a discussion of important risks that you should consider before investing in our common stock.
NorthWestern Corporation
NorthWestern Corporation, doing business as NorthWestern Energy, provides electricity and/or natural gas to approximately 743,000 customers in Montana, South Dakota, Nebraska and Yellowstone National Park. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have generated and distributed electricity and distributed natural gas in Montana since 2002.
We were incorporated in Delaware in November 1923. Our principal office is located at 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is 605-978-2900. We maintain an internet site at http://www.northwesternenergy.com, which contains information concerning us. Our internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

The Offering
Issuer
NorthWestern Corporation d/b/a NorthWestern Energy.
Common stock offered by us
$75,000,000 of shares (or $123,750,000 if the underwriters’ option to purchase additional shares is exercised in full and we elect to sell the full number of shares that are subject to that option directly to the underwriters).(1)
Common stock offered by the forward seller (or its
affiliate)
$250,000,000 of shares (or $298,750,000 of shares if the underwriters’ option to purchase additional shares is exercised in full and we elect for the forward seller to sell the full number of the shares that are subject to that option to the underwriters).(1)
Common stock to be outstanding after this offering, but excluding any shares of common stock that may be issued upon physical settlement of the forward sale agreement
53,953,948 shares.(1)(2)
Common stock to be outstanding after settlement of the forward sale agreement assuming physical settlement
58,288,205 shares of our common stock (or 59,133,385 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full).(1)(2)(3)
Use of proceeds
We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $      million. We will not initially receive any proceeds from the sale of shares of our common stock by the forward seller to the underwriters, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward seller borrowing and delivering shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sale for the same purposes described below.

1
If the underwriters exercise their option to purchase additional shares, we may, in our sole discretion, enter into an additional forward sale agreement with the forward purchaser in respect of all or a portion of the number of shares of our common stock that are subject to the exercise of such option.

2
The number of shares outstanding immediately following this offering is based on the total number of shares of our common stock outstanding on November 12, 2021 and assumes a public offering price of $57.68 per share, the last reported sale price of our common stock on The Nasdaq Stock Market LLC on November 12, 2021, and that, if the underwriters exercise their option to purchase additional shares, we elect for the forward seller to sell the full number of shares of our common stock that are subject to the exercise of such option. The number of shares outstanding after settlement of the forward sale agreement assuming physical settlement assumes an initial forward sale price of $57.68 per share, the last reported sale price of our common stock on The Nasdaq Stock Market LLC on November 12, 2021, and further assumes that we will not be required to issue and sell shares of our common stock that are the subject of this offering in lieu of the forward seller borrowing and delivering such shares to the underwriters as further described elsewhere in this prospectus supplement, and excludes shares that we may issue pursuant to employee stock purchase, dividend reinvestment or compensation plans through final settlement of the forward sale agreement.

3
The forward purchaser has advised us that it or its affiliate intends to acquire shares of common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of common stock, if any, under the forward sale agreement until final physical or net share settlement of the forward sale agreement, which we expect will be no later than February 28, 2023. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for a description of the forward sale agreement.

At an initial forward sale price of $      per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement, which settlement must occur within approximately 15 months of the date of this prospectus supplement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement.”(1)(3)(4)
We currently intend to add the net proceeds from the sale of the shares of common stock to our general funds and to use those proceeds to fund capital expenditures, help repay or refinance debt (including outstanding borrowings under our credit facilities) and for other general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. See “Use of Proceeds.”
Accounting treatment of the forward sale agreement
We expect that before any issuance of shares of our common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical or net share settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price, which is initially $      (which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby), subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement and will be decreased if the cost to the forward seller of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically or net share settle the forward sale agreement, delivery of our common stock on any physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.
Conflicts of interest
The proceeds of this offering (excluding proceeds paid to us (x) in respect of the shares of our common stock we are offering and selling

4
The forward sale price is subject to adjustment pursuant to the terms of the applicable forward sale agreement, and any net proceeds to us are subject to settlement of the applicable forward sale agreement.

in this offering, (y) with respect to any shares of common stock that we sell to the underwriters in lieu of the forward seller selling our shares of common stock to the underwriters and (z) if the underwriters exercise their over-allotment option to purchase additional shares of our common stock and we elect to issue the additional shares of common stock directly) will be paid to the forward purchaser. In addition, certain of the proceeds of this offering in respect of the shares of our common stock we are offering and selling in this offering will be used to repay borrowings under our credit facilities. The underwriters or their affiliates are lenders under our credit facilities. As a result, the forward purchaser will and such underwriters or their affiliates may receive part of the net proceeds of this offering, thus creating a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent the forward purchaser and such underwriters or their affiliates receive at least 5% of the net proceeds of the offering. Accordingly, in accordance with FINRA Rule 5121, each of the forward purchaser and such underwriters or their affiliates will not confirm sales to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our common stock has a “bona fide public market” (as such terms are defined in FINRA Rule 5121).
Risk factors
An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and the periodic reports we file with the SEC pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.
Listing
Our common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “NWE.”

RISK FACTORS
You should carefully consider the risk factors described below, and in our most recent Annual Report on Form 10-K, which is incorporated by reference, as well as the other information included or incorporated by reference in this prospectus supplement, prior to making a decision to invest in our common stock. The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our common stock.
Settlement provisions contained in the forward sale agreement subject us to certain risks.
The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to physically settle on a date specified by the forward purchaser if:
•
the forward purchaser is unable to hedge its exposure to the transaction under the forward sale agreement because of the lack of sufficient shares being made available for borrowing because the forward purchaser would incur a stock loan fee of more than a specified rate or because it is otherwise commercially impracticable;

•
the forward purchaser determines that it has an ownership position in our common stock above a limit specified in the forward sale agreement, related to the number of shares of our common stock that would give rise to certain reporting or registration obligations of or other requirements applicable to the forward purchaser or certain associated persons;

•
we declare a cash dividend (other than extraordinary dividends as such term is defined in the forward sale agreement) on shares of our common stock with a cash value in excess of a specified periodic amount or we declare certain non-cash distributions on shares of our common stock;

•
there is an announcement of any action that, if consummated, would constitute an extraordinary event (as such term is defined in the forward sale agreement and which includes certain mergers and tender offers) or the occurrence of the delisting of our common stock or certain changes in law;

•
we publicly announce or disclose one or more repurchases of shares or options to repurchase shares of our common stock that could result in the number of shares underlying the forward sale agreement exceeding a specified percentage of our total outstanding shares of common stock; or

•
certain events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement, certain bankruptcy events and certain changes in circumstances causing an illegality (as such terms are defined in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to us, the forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement.
We expect that the forward sale agreement will settle by February 28, 2023; however, the forward sale agreement may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. The forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect that the forward purchaser (or its affiliate) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with the related sales of shares of our common stock through the forward seller, adjusted in the case of net share settlement, by any shares deliverable by or to us under the forward sale agreement. In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our common stock over such time, thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement.
The forward sale price we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward seller of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. If the market value of shares of our common stock during the relevant unwind period under the forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the forward purchaser under the forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of the forward sale agreement. If the market value of shares of our common stock during the relevant unwind period under the forward sale agreement is below the forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for information on the forward sale agreement.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or we petition for our winding-up or liquidation, or if an appropriate regulatory or other authority takes similar action, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the forward purchaser any shares of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of any such insolvency filing, we would not receive the forward sale price per share in respect of those shares of our common stock.

USE OF PROCEEDS
We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $      million (or $       million if the underwriters’ option to purchase additional shares is exercised in full and we elect to sell the full number of such shares that are subject to that option directly to the underwriters). We will not initially receive any proceeds from the sale of shares of our common stock by the forward seller to the underwriters, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward seller borrowing and delivering shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sale for the same purposes described below. If the underwriters exercise their option to purchase additional shares, we may request that the forward seller borrow all or a portion of such additional shares from third parties and sell such shares to the underwriters, and we will enter into an additional forward sale agreement with the forward purchaser in connection therewith.
At an initial forward sale price of $      per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $      million (or approximately $      million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement, which settlement must occur within approximately 15 months of the date of this prospectus supplement. For purposes of calculating the proceeds to us upon settlement of the forward sale agreement, we have assumed that the forward sale agreement is physically settled based upon the initial forward sale price of $      (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby) on the effective date of the forward sale agreement, which will be                 , 2021. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreement. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward seller of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. See “Underwriting (Conflicts of Interest) — Forward Sale Agreement” for a description of the forward sale agreement.
We currently intend to add the net proceeds from the sale of the shares of common stock to our general funds and to use those proceeds to fund capital expenditures, help repay or refinance debt (including outstanding borrowings under our credit facilities) and for other general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. As of September 30, 2021, we had approximately $295 million of outstanding borrowings under our credit facilities, with a weighted average interest rate of 1.41%.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock issued pursuant to this offering by Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS would not be sustained.
This summary is applicable only to Non-U.S. Holders who purchase our common stock pursuant to this offering and who hold our common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment purposes). This summary also does not address any possible applicability of any U.S. federal tax other than the income tax (such as estate tax or gift tax), the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, the Medicare contribution tax imposed on net investment income, or the effects of Section 451 of the Code with respect to conforming the timing of income accrual to financial statements. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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persons subject to the alternative minimum tax;

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real estate investment trusts and regulated investment companies;

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tax-exempt organizations;

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pension funds;

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brokers and dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid United States federal income tax;

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persons who own, or are deemed to own, more than 5% of our company (except to the extent specifically set forth below);

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persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons that are partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities;

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certain former citizens or long-term residents of the United States;

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persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; and

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persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships considering an investment in our common stock, and partners in such partnerships, should consult their tax advisors regarding the purchase, ownership and disposition of our common stock.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Non-U.S. Holder Defined
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of common stock who is neither a “U.S. Person” (as defined below) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A “U.S. Person” is any person that, for United States federal income tax purposes, is or is treated as:
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an individual citizen or resident of the United States;

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a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions
Distributions we make with respect to our common stock (other than certain pro rata distributions of common stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will first constitute a non-taxable return of capital, which reduces a Non-U.S. Holder’s tax basis in its shares of our common stock (determined separately for each share), but not below zero, and thereafter will be treated as gain from the sale of stock subject to the tax treatment described below in “— Gain on the Sale or Other Taxable Disposition of Common Stock.”
Any dividend on our common stock paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, subject to any exemption or lower rate as may be specified by an applicable tax treaty, unless the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States. The applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount of the distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a Non-U.S. Holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.
In order to receive a reduced rate of or an exemption from withholding tax under an income tax treaty, a Non-U.S. Holder is required to satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying under penalty of perjury as to its qualification for the reduced rate or exemption. Special certification and other requirements apply to certain Non-U.S. Holders that are partnerships or other pass-through entities.
Dividends received by a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States generally will be exempt from withholding tax. In order to obtain this exemption, a Non-U.S. Holder must satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8ECI certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends (which, if required by an applicable income tax treaty, are also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), are subject to U.S. federal income tax and are taxed at the same graduated rates applicable to “United States persons” (as defined in the Code), net of certain deductions and credits. In addition, if a Non-U.S. Holder is a corporation, such dividends received that are effectively connected with such holder’s conduct of a trade or business within the United States may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.
If a Non-U.S. Holder is eligible for a reduced rate of or an exemption from withholding tax pursuant to an income tax treaty, then such holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.
Gain on the Sale or Other Taxable Disposition of Common Stock
Subject to the discussions regarding backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
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that gain is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business.

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the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

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our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We do not believe that we currently are a USRPHC nor do we expect to become a USRPHC in the future, but the test depends on market values and other factors that are subject to change. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax so long as our common stock is regularly traded on an established securities market (within the meaning of applicable Treasury regulations), and such Non-U.S. Holder actually or constructively holds (at any time within the shorter of the five year period preceding the disposition or the Non-U.S. Holder’s holding period) 5% or less of such regularly traded stock.
A Non-U.S. Holder described in the first bullet above generally will be required to pay income tax on the net gain derived from the sale or disposition under regular graduated United States federal income tax rates, as if such holder were a “United States person” (as defined in the Code), except as otherwise provided by an applicable income tax treaty. In addition, corporate Non-U.S. Holders described in the first bullet above may be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable tax treaty.
A Non-U.S. Holder who is an individual described in the second bullet above will be subject to tax at a gross rate of 30% on the amount by which such holder’s capital gains allocable to United States sources, including gain from the sale or other disposition of our common stock, exceed capital losses allocable to United States sources, except as otherwise provided in an applicable income tax treaty.
Information Reporting and Backup Withholding
We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “United States person” (as defined in the Code).
In addition, proceeds from the sale or other taxable disposition of our common stock outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the backup withholding and information reporting requirements. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells or otherwise disposes of our common stock through a non-U.S. office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such holder is a United States person.
Backup withholding is not an additional tax. Amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
FATCA
Sections 1471 through 1474 of the Code, commonly referred to as FATCA, impose a U.S. federal withholding tax of 30% on dividends on, and on the gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code and whether received as a beneficial owner or as an intermediary for another party), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. government requiring, among other things, that it undertakes to withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders (and certain equity and debt holders), and to annually identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. In December 2018, the Treasury Department issued proposed regulations indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of common stock that otherwise would have taken effect in 2019. Pursuant to those proposed regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued.
We will not pay any additional amounts with respect to any amounts withheld, including pursuant to FATCA. Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)
In this offering, subject to the terms and conditions of the underwriting agreement, we have agreed to sell $75,000,000 of shares of our common stock to the underwriters, and the forward seller has agreed, at our request, to borrow from third parties and sell to the underwriters $250,000,000 of shares of our common stock in connection with the execution of forward sale agreement between us and Bank of America, N.A., whom we refer to as the forward purchaser. We have entered into an underwriting agreement with BofA Securities, Inc. and J.P. Morgan Securities LLC, acting as representatives (the “Representatives”) of each of the underwriters named below, the forward seller and the forward purchaser. Subject to the terms and conditions of the underwriting agreement, we and the forward seller have agreed to sell to the underwriters named below, and the underwriters named below have severally agreed to purchase from us and the forward seller, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of shares of our common stock listed opposite their names below:
Underwriter	Number of Shares To Be Purchased from Us	Number of Shares To Be Purchased from the Forward Seller
BofA Securities, Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Total
The underwriters have agreed to purchase all of the shares of common stock sold under the underwriting agreement if they purchase any shares. The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions contained in the underwriting agreement.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share. After the offering of the shares to the public, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share
Total
We estimate that the total expense of this offering payable by us, but excluding the underwriting discounts and commissions, will be approximately $900,000.
A prospectus supplement in electronic format may be made available on the website maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Our common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “NWE.”
Forward Sale Agreement
We expect to enter into a forward sale agreement on the date of this prospectus supplement with the forward purchaser relating to an aggregate of $250,000,000 of shares of our common stock. In connection with the execution of the forward sale agreement, and at our request, the forward purchaser or its affiliates, whom we refer to in such capacity as the forward seller, is borrowing from third parties and selling in this offering an aggregate of $250,000,000 of shares of our common stock.
If in the good faith and commercially reasonable judgment of the forward seller, (i) the forward seller is unable to borrow and deliver for sale on the anticipated closing date of the offering the full number of shares of our common stock underlying the forward sale agreement, or (ii) it is either impracticable for the forward seller to do so or the forward seller is unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date of the offering such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then the number of shares of our common stock to which the forward sale agreement relates will be reduced to the number that the forward seller can so borrow and deliver, which may be zero. In the event that the number of shares of our common stock to which the forward sale agreement relates is so reduced, the commitments of the several underwriters to purchase shares of our common stock from the forward seller and the forward seller’s obligation to borrow such shares for delivery and sale to the several underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue and sell directly to the underwriters, severally in proportion to their respective underwriting obligations reflected in the table above, all or such portion of the number of shares of our common stock not so borrowed and delivered by the forward seller. In such event, we or the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.
We will not initially receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, but we expect to receive proceeds from the number of shares to which the forward sale agreement relates, subject to certain adjustments pursuant to the forward sale agreement, from the forward purchaser upon physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to physically settle the forward sale agreement.
The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur on or prior to February 28, 2023. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $      per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward seller of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the overnight bank funding rate is greater than the spread on any day, the interest factor will result in a daily increase of the forward sale price. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day.
Before the issuance of shares of our common stock, if any, upon physical or net share settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the adjusted forward sale price, which is initially $      per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. However, if we decide to physically settle or net share settle the forward sale agreement, and, in the case of net share settlement, we would have an obligation to deliver shares of our common stock, delivery of shares of our common stock to the forward purchaser on any such physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share.
The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to physically settle on a date specified by the forward purchaser if:
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the forward purchaser is unable to hedge its exposure to the transaction under the forward sale agreement because of the lack of sufficient shares being made available for borrowing because the forward purchaser would incur a stock loan fee of more than a specified rate or because it is otherwise commercially impracticable;

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the forward purchaser determines that it has an ownership position in our common stock above a limit specified in the forward sale agreement, related to the number of shares of our common stock that would give rise to certain reporting or registration obligations of or other requirements applicable to the forward purchaser or certain associated persons;

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we declare a cash dividend (other than extraordinary dividends as such term is defined in the forward sale agreement) on shares of our common stock with a cash value in excess of a specified periodic amount or we declare certain non-cash distributions on shares of our common stock;

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there is an announcement of any action that, if consummated, would constitute an extraordinary event (as such term is defined in the forward sale agreement and which includes certain mergers and tender offers) or the occurrence of the delisting of our common stock or certain changes in law;

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we publicly announce or disclose one or more repurchases of shares or options to repurchase shares of our common stock that could result in the number of shares underlying the forward sale agreement exceeding a specified percentage of our total outstanding shares of common stock; or

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certain events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement, certain bankruptcy events and certain changes in circumstances causing an illegality (as such terms are defined in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to us, the forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement. See “Risk Factors” in this prospectus supplement.
The forward sale agreement will be physically settled, unless we elect to settle the forward sale agreement in cash or to net share settle the forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle the forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreement, we would expect the forward purchaser or its affiliate to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock the forward seller had borrowed in connection with the related sales of our common stock under this prospectus supplement adjusted in the case of net share settlement, by any shares deliverable by or to us under the forward sale agreement. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchaser will pay or deliver, as the case may be, to us under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.
In addition, the purchase of shares of our common stock by the forward purchaser or its affiliate to unwind the forward seller’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to the forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to the forward purchaser upon a net share settlement, as the case may be, of the forward sale agreement, or decreasing the amount of cash that the forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that the forward purchaser would owe us upon a net share settlement, as the case may be, of the forward sale agreement. We will not be able to control the manner in which the forward purchaser or its affiliate unwinds its hedge position.
The foregoing is a description of certain provisions of the forward sale agreement we expect to enter into in connection with this offering, a copy of which is available upon request from us at the address set forth in the section of this prospectus supplement entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreement is not complete and is subject to, and qualified in its entirety by reference to, the provisions of that agreement.
Option to Purchase Additional Shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $48,750,000 of shares of our common stock at the public offering price per share set forth on the cover page of this prospectus supplement. If such option is exercised, we may, in our sole discretion, enter into an additional forward sale agreement with the forward purchaser in respect of all or a portion of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into an additional forward sale agreement for the full number of shares subject to such option, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option and are not covered by an additional forward sale agreement. In the event that we enter into an additional forward sale agreement, if in its good faith and commercially reasonable judgment, the forward seller is unable to borrow and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock underlying the additional forward sale agreement, or it is either impracticable for the forward seller to do so or the forward seller would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that the forward seller does not borrow and deliver.
Lock-Ups
We have agreed that, subject to certain exceptions described below, without the prior written consent of the Representatives, we will not during the 60-day period after the date of the underwriting agreement, directly or indirectly, take any of the following actions with respect to any shares of common stock or any of our other securities convertible into or exchangeable or exercisable for any of our shares of common stock: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of shares of common stock, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase shares of common stock, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of shares of common stock, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in shares of common stock within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Securities Act relating to shares of common stock, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except that the foregoing shall not apply to:

(A) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof;
(B) issuances of shares of common stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof;
(C) issuances of shares of common stock pursuant to our dividend reinvestment and direct stock purchase plan, employee stock purchase plan, director and executive compensation plans (including deferred compensation plans) and other employee benefit plans and the grant of options or other equity awards under any such director and executive compensation plans; or
(D) transactions under or pursuant to the forward sale agreement that we plan to enter into in connection with this offering, including the issuance and transfer of shares of our common stock to the forward purchaser pursuant thereto, and transactions under or pursuant to any existing forward sale agreement entered into in connection with our equity distribution agreement dated April 23, 2021, including the issuance and transfer of shares of our common stock to the applicable forward purchasers pursuant thereto.
All of our directors and executive officers have entered into lock-up agreements with the Representatives prior to the commencement of this offering pursuant to which each of these director or officers has agreed that, subject to certain exceptions described below, without the prior written consent of the Representatives, such director or officer will not during the 60-day period after the date of this prospectus supplement: (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, (ii) enter into a transaction which would have the same effect, or enter into any swaps, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such aforementioned transaction is to be settled by delivery of the common stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement. Any shares of common stock received upon exercise of options granted to the underwriters will also be subject to the lock-up agreement, provided that any shares of common stock acquired by the underwriters in the open market will not be subject to the lock-up agreement. Notwithstanding the foregoing, a director or officer subject to the lock-up agreement may transfer shares of common stock to a family member or trust, provided the transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, done, transferor or transferee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 60-day period).
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriters may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the Representatives purchase common stock in the open market in stabilizing transactions or to cover short sales the underwriters that sold those shares as part of this offering may be required to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Stock Market LLC in the over the counter market or otherwise.
Other Relationships
The forward purchaser and affiliates of the underwriters are lenders under our credit facilities. As of September 30, 2021, borrowings of approximately $295 million were outstanding under our credit facilities. In connection with their participation in our credit facilities, the forward purchaser and such affiliates of the underwriters receive customary fees, and to the extent that we use any of the net proceeds of this offering to repay borrowings outstanding under our credit facilities, the forward purchaser and such affiliates of the underwriters will receive their proportionate share of any amount of our credit facilities that is repaid with the net proceeds of this offering.
The underwriters, forward purchaser and forward seller and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters, the forward purchaser and the forward seller and/or their affiliates have in the past and may in the future provide us and our affiliates with financial advisory and other services for which they have and in the future will receive customary fees. As described above under “Use of Proceeds,” we may use a portion of the net proceeds from this offering to help repay or refinance debt (including borrowings under our credit facilities). As a result, to the extent any underwriters (or their affiliates) hold such debt, they would be repaid with the proceeds of this offering.
In addition, in the ordinary course of their business activities, the underwriters, forward purchaser and forward seller and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters, forward purchaser and forward seller and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
The proceeds of this offering (excluding proceeds paid to us (x) in respect of the shares of our common stock we are offering and selling in this offering, (y) with respect to any shares of common stock that we sell to the underwriters in lieu of the forward seller selling our shares of common stock to the underwriters and (z) if the underwriters exercise their over-allotment option to purchase additional shares of our common stock and we elect to issue the additional shares of common stock directly) will be paid to the forward purchaser. In addition, certain of the proceeds of this offering in respect of the shares of our common stock we are offering and selling in this offering will be used to repay borrowings under our credit facilities. The underwriters or their affiliates are lenders under our credit facilities. As a result, the forward purchaser will and such underwriters or their affiliates may receive part of the net proceeds of this offering, thus creating a conflict of interest under FINRA Rule 5121 to the extent the forward purchaser and such underwriters or their affiliates receive at least 5% of the net proceeds of the offering. Accordingly, in accordance with FINRA Rule 5121, each of the forward purchaser and such underwriters or their affiliates will not confirm sales to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our common stock has a “bona fide public market” (as such terms are defined in FINRA Rule 5121).
Selling Restrictions
Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below. In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
United Kingdom
In relation to the United Kingdom (“UK”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares of common stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly, the shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares of common stock have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA, and the shares of common stock offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland.
The shares of common stock may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the shares of common stock are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares of common stock on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
Hong Kong
This prospectus supplement does not constitute nor is it intended to be an offer or invitation to the public in Hong Kong to acquire the shares of common stock. The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
The contents of this prospectus supplement have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither has it been nor will it be registered with the Registrar of Companies in Hong Kong. The shares of common stock may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement, you should obtain independent professional advice. Each person acquiring the shares of common stock will be required, and is deemed by the acquisition of the shares of common stock, to confirm that such person is aware of the restriction on offers of the shares of common stock described in this prospectus supplement and the relevant offering documents and that such person is not acquiring, and has not been offered any shares of common stock in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.

LEGAL MATTERS
The legality of the shares of common stock offered hereby will be passed upon for us by Timothy P. Olson, our Senior Corporate Counsel and Corporate Secretary, who owns less than 1% of our outstanding common stock. Certain other legal matters will be passed upon for us by Jones Day. Certain legal matters will be passed upon for the underwriters, the forward seller and the forward purchaser by Hunton Andrews Kurth LLP, New York, New York.
EXPERTS
The consolidated financial statements of NorthWestern Corporation as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement by reference to NorthWestern Corporation’s annual report on Form 10-K for the year ended December 31, 2020, and the effectiveness of NorthWestern Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC under the Exchange Act (Commission File No. 1-10499). Our filings are available to the public at the SEC’s website at http://www.sec.gov. We maintain an internet website at http://www.northwesternenergy.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our internet website is not incorporated into this prospectus supplement or the accompanying prospectus by reference and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
We are “incorporating by reference” important business, financial and other information about us into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC that is not delivered with this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file with the SEC after the date of this prospectus supplement and prior to the completion of the offering will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021;

•
our Current Reports on Form 8-K filed on February 10, 2021, February 17, 2021, April 1, 2021, April 23, 2021, and April 27, 2021; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on September 30, 2020, as updated by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any subsequently filed amendments or reports filed for the purpose of updating such description.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus supplement, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing. You may request these documents from:
Corporate Secretary
NorthWestern Corporation
3010 W. 69th St.
Sioux Falls, South Dakota 57108
(605) 978-2900

PROSPECTUS
NorthWestern Corporation
First Mortgage Bonds, Preferred Stock, Depositary Shares Representing Preferred Stock and Common Stock of NorthWestern Corporation
We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts and at prices authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in one or more supplements to this prospectus. Each supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplements carefully before you invest.
Our common stock is quoted on the Nasdaq Stock Market under the ticker symbol “NWE.” On February 5, 2021, the closing price of our common stock on the Nasdaq Stock Market was $56.44 per share.
Investing in our securities involves risks. To read about certain factors you should consider before investing in the securities being offered, see “Risk Factors” on page 3 of this prospectus and the discussion of risk factors, if any, included in the accompanying prospectus supplement, as well as the risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.
Our principal executive offices are located at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is (605) 978-2900.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 12, 2021.

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, references to “we,” “us,” “our,” “the Company,” “NorthWestern Corporation,” “NorthWestern Energy,” and “NorthWestern” refer specifically to NorthWestern Corporation and its subsidiaries.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. The registration statement is unlimited regarding the amount of securities that may be registered. The actual amount of securities being offered and sold will be disclosed in a prospectus supplement filed at the time of the applicable offering.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation by Reference.”
For more detailed information about the securities, you can read the exhibits to the registration statement of which this prospectus is a part. Those exhibits have been either filed with the registration statement or incorporated by reference from our SEC filings.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you. Statements made in this prospectus and in any prospectus supplement about legal documents may not necessarily be complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.
We also file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the SEC’s website (http://www.sec.gov) or on our website (http://www.northwesternenergy.com). However, the information on our website does not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information in documents that we file with the SEC, which means that we may disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus.
The following documents have been filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and are incorporated in this prospectus by reference and made a part of this prospectus.
•
Annual Report on Form 10-K for the year ended December 31, 2020; and

•
the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents, at no cost to you, by writing or calling Investor Relations, NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, telephone (605) 978-2900.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part of this prospectus from the date of filing of such documents; provided, however, that we are not incorporating any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K unless specifically stated otherwise. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement in this prospectus will be deemed to be modified or superseded to the extent a statement contained in any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such document incorporated by reference.
FORWARD-LOOKING STATEMENTS
On one or more occasions, we may make statements in this prospectus, any prospectus supplement or the documents incorporated by reference regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts included or incorporated by reference in this prospectus or any prospectus supplement relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that we will achieve our projections. Factors that may cause such differences include, but are not limited to:
•
adverse determinations by regulators, as well as potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, could have a material effect on our liquidity, results of operations and financial condition;

•
the impact of extraordinary external events, such as the outbreak of the pandemic, on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•
adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.; and

•
other risk factors listed from time to time in the reports we file with the SEC.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020.
From time to time, oral or written forward-looking statements also are included in our annual, quarterly and current reports and proxy statements filed with the SEC, press releases, analyst and investor conference calls, and other communications released to the public. We believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable. However, any or all of the forward-looking statements in this prospectus, any prospectus supplement, our annual, quarterly and current reports and proxy statements filed with the SEC and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions that turn out to be inaccurate or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus and any prospectus supplement, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of any of our forward-looking statements in this prospectus, any prospectus supplement or other public communications as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual, quarterly and current reports and proxy statements filed with the SEC.
RISK FACTORS
Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus and any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.
NORTHWESTERN CORPORATION
NorthWestern Corporation, doing business as NorthWestern Energy, provides electricity and natural gas to approximately 743,000 customers in Montana, South Dakota and Nebraska. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have generated and distributed electricity and distributed natural gas in Montana since 2002.
We were incorporated in Delaware in November 1923. Our principal office is located at 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is 605-978-2900. We maintain an Internet site at http://www.northwesternenergy.com, which contains information concerning us. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.
USE OF PROCEEDS
Except as may otherwise be set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and may be used for funding capital requirements, for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general business purposes. The specific use of the net proceeds of a particular offering of securities will be described in the applicable prospectus supplement.
DESCRIPTION OF FIRST MORTGAGE BONDS
The following description sets forth the general terms and provisions of certain first mortgage bonds that we may offer by this prospectus. We will describe the particular terms of any first mortgage bonds, and provisions that vary from those described below, in one or more prospectus supplements. Our first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “— Book-Entry System” below.
Description of Nebraska and South Dakota Mortgage Bonds
The Nebraska and South Dakota Mortgage Bonds (the “SD Mortgage Bonds”) will be bonds, notes or other evidences of indebtedness authenticated and delivered under a General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, between NorthWestern and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (successor by merger to The Chase Manhattan Bank (National Association))), as trustee (the “SD Bond Trustee”). In this prospectus, we refer to this General Mortgage Indenture and Deed of Trust, as supplemented by various supplemental indentures, as the “SD Mortgage.” A copy of the SD Mortgage, as supplemented to date, has been incorporated by reference to the registration statement of which this prospectus forms a part, and the supplemental indenture relating to any series of SD Mortgage Bonds will be filed as an exhibit to or incorporated by reference in the registration statement at or prior to the time of issuance of that series of SD Mortgage Bonds.
The following description is a summary of the material provisions of the SD Mortgage and the SD Mortgage Bonds. This summary does not purport to be complete and does not restate the SD Mortgage in its entirety. This summary is subject to, and qualified in its entirety by, reference to the provisions of the SD Mortgage. We urge you to read the SD Mortgage because it, and not this description, defines your rights as a holder of the bonds. Certain defined terms used in this description but not defined below have the meanings assigned to them in the SD Mortgage. Whenever particular provisions or defined terms in the SD Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. References to article and section numbers in this description of the SD Mortgage Bonds, unless otherwise indicated, are references to article and section numbers of the General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993. For purposes of this Description of the SD Mortgage Bonds, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.
General
The maximum principal amount of SD Mortgage Bonds which may be issued under the SD Mortgage is limited to $500,000,000, but NorthWestern and the SD Bond Trustee may enter into supplemental indentures to increase that amount without the consent of the holders of outstanding SD Mortgage Bonds. As of February 5, 2021, there were SD Mortgage Bonds in an aggregate principal amount of approximately $419 million outstanding, consisting of:
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$64 million of 5.01% Series due 2025;

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$45 million of 2.66% Series due 2026;

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$60 million of 2.80% Series due 2026;

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$50 million of 3.21% Series due 2030;

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$70 million of 4.26% Series due 2040;

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$30 million of 4.15% Series due 2042;

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$50 million of 4.85% Series due 2043;

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$30 million of 4.22% Series due 2044; and

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$20 million of 4.30% Series due 2052 (collectively, the “Outstanding SD Mortgage Bonds”).

Additional SD Mortgage Bonds may be issued under the SD Mortgage on the basis of property additions, retired bonds and cash. See “— Issuance of Additional SD Mortgage Bonds” below.
If NorthWestern uses this prospectus to offer any SD Mortgage Bonds, an accompanying prospectus supplement will describe, among other things, the following terms of the SD Mortgage Bonds being offered:
•
the title (series designation);

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any limit upon aggregate principal amount;

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the principal repayment dates;

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the interest rates and the date interest begins to accrue (or the method of determining them) and the basis for calculating interest;

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the place or places for payment;

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the dates on which we will pay interest and the record dates for such interest payments;

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the basis for issuance;

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the terms and conditions of optional redemption, if any, including periods, dates and prices;

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the terms and conditions of mandatory or sinking fund redemption, including periods, dates and prices;

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the denominations;

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the currency or currencies in which payment of the bonds shall be payable; and

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any other terms of such series.

While the SD Mortgage requires NorthWestern to maintain the mortgaged property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in a supplemental indenture and described in the applicable prospectus supplement, there will be no provisions for any such funds for the SD Mortgage Bonds.
SD Mortgage Bonds may be issued as discount bonds, which may be sold at a discount below their principal amount. These SD Mortgage Bonds, as well as other SD Mortgage Bonds that are not issued at a discount below their principal amount, may be deemed to have been issued with “original issue discount” for United States federal income tax purposes. The applicable prospectus supplement will describe any special United States federal income tax considerations applicable to SD Mortgage Bonds issued with original issue discount, including discount bonds. In addition, the applicable prospectus supplement will describe any special United States federal income tax considerations or other restrictions or terms applicable to any series of SD Mortgage Bonds that is issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having other special characteristics.
Other than the security afforded by the lien of the SD Mortgage and the restrictions on the issuance of additional SD Mortgage Bonds, the holders of the outstanding SD Mortgage Bonds do not, and unless the prospectus supplement that describes a particular series of SD Mortgage Bonds provides otherwise with respect to that series, the holders of any SD Mortgage Bonds to be offered by this prospectus will not, have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving NorthWestern. See “— Consolidation, Merger, Conveyance, Transfer or Lease” below.
Redemption of the SD Mortgage Bonds
If the series of SD Mortgage Bonds being offered is subject to optional or mandatory redemption, these terms will be described in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to SD Mortgage Bonds redeemable at the option of the holder, SD Mortgage Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the SD Mortgage Bonds of a series, or any tranche thereof, are to be redeemed, the particular SD Mortgage Bonds to be redeemed will be selected by such method as shall be provided for the particular series or tranche, or in the absence of any such provision, by such method as the bond registrar deems fair and appropriate. (See Sections 5.03 and 5.04.)

Any notice of redemption at the option of NorthWestern may state that the redemption will be conditioned upon receipt by the SD Bond Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the principal of and any premium and interest on the SD Mortgage Bonds being redeemed. In that event, if the required amount of money has not been so received, then the notice of redemption will be of no force and effect and NorthWestern will not be required to redeem the SD Mortgage Bonds. (See Section 5.04.)
Security
Except as discussed below, SD Mortgage Bonds to be issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding SD Mortgage Bonds by a valid first mortgage lien of the SD Mortgage on NorthWestern’s properties used in the generation, production, transmission or distribution of electricity or the distribution of gas in any form and for any purpose in the states of South Dakota and Nebraska, together with the properties owned by NorthWestern as of August 1, 1993 located in the states of North Dakota and Iowa (which consist principally of shared ownership interests in electric generating facilities). Unless NorthWestern otherwise elects, the lien of the SD Mortgage does not extend to any properties that NorthWestern acquired in the states of North Dakota and Iowa after August 1, 1993.
Without the consent of the holders of any SD Mortgage Bonds, NorthWestern and the SD Bond Trustee may enter into supplemental indentures to extend the lien of the SD Mortgage to additional property, whether or not used in NorthWestern’s electric or gas utility businesses, including property which would otherwise be excepted from the SD Mortgage lien. (See Section 14.01.) This additional property, so long as it would otherwise constitute “Property Additions” (as described below), would then be available as a basis for the issuance of SD Mortgage Bonds. See “— Issuance of Additional SD Mortgage Bonds” below.
The SD Mortgage contains provisions subjecting after-acquired property to the lien of the SD Mortgage. These provisions are limited in the case of consolidation or merger (whether or not NorthWestern is the surviving corporation) or sale of substantially all of NorthWestern’s assets. In the event NorthWestern consolidates, merges or transfers all of the SD Mortgaged Property as or substantially as an entirety, the SD Mortgage lien will only be required to extend to properties acquired by the successor corporation from NorthWestern in or as a result of the transaction, together with improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts of those properties. See Article Thirteen of the General Mortgage Indenture and Deed of Trust and “— Consolidation, Merger, Conveyance, Transfer or Lease” below. In addition, after-acquired property may be subject to vendors’ liens, purchase money mortgages and other liens thereon at the time of acquisition.
The SD Mortgage provides that the SD Bond Trustee will have a lien, prior to the lien on behalf of the holders of SD Mortgage Bonds, upon the mortgaged property (including any money collected as proceeds of the mortgaged property), for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)
Excepted Property
The following, among other things, are excepted from the lien of the SD Mortgage:
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cash and securities not paid to, deposited with or held by the SD Bond Trustee under the SD Mortgage;

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contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, intellectual property rights and other general intangibles;

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permits, licenses and franchises;

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automobiles, other vehicles, movable equipment, aircraft and vessels;

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goods, wares and merchandise held for sale in the ordinary course of business or for use by or for the benefit of NorthWestern;

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fuel, materials, supplies and other personal property consumable in the operations of NorthWestern’s business;

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computers, machinery and equipment;

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coal, ore, gas, oil, minerals and timber mined or extracted from the land;

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gas transmission lines connecting wells with main or branch trunk lines or field gathering lines connecting wells with main or branch trunk lines;

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electric energy, gas, steam, water and other products generated, produced or purchased;

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leasehold interests; and

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books and records.

(See Granting Clauses.)
Permitted Liens
The lien of the SD Mortgage is subject to permitted liens, including:
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tax liens and other governmental charges which are not delinquent and which are being contested;

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construction and materialmen’s liens;

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judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, property of NorthWestern;

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leasehold interests;

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liens on NorthWestern’s pollution control and sewage and solid waste facilities in connection with the issuance of pollution control revenue bonds; and

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other liens and encumbrances.

(See Section 1.01.)
Issuance of Additional SD Mortgage Bonds
General.   The maximum principal amount of SD Mortgage Bonds which may be issued under the SD Mortgage is limited to $500,000,000, but NorthWestern and the SD Bond Trustee may enter into supplemental indentures to increase that amount without the consent of the holders of any SD Mortgage Bonds. (See Sections 3.01 and 14.01.) SD Mortgage Bonds of any series may be issued from time to time under Article Four of the SD Mortgage on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:
(1)
75% of the cost or fair value (whichever is less) of Property Additions which do not constitute “bonded” Property Additions, after specified deductions and additions, primarily including adjustments to offset property retirements. “Bonded” Property Additions are those that have been made the basis of the authentication and delivery of SD Mortgage Bonds, the release of SD Mortgaged Property or cash withdrawals.

(2)
The aggregate principal amount of SD Mortgage Bonds no longer outstanding under the SD Mortgage, including SD Mortgage Bonds deposited under any sinking or analogous funds, which have not been used for other purposes under the SD Mortgage and which are not to be paid, redeemed or otherwise retired by the application of funded cash.

(3)
Any cash deposited with the SD Bond Trustee.

Net Earnings Test.    In general, NorthWestern may not issue SD Mortgage Bonds unless its Adjusted Net Earnings (as described below) for 12 consecutive months within the preceding 18 months were at least one and three-fourths times the Annual Interest Requirements on all SD Mortgage Bonds then outstanding or applied for, and all other indebtedness secured by a lien prior to the lien of the SD Mortgage, except that this net earnings test does not apply if the additional SD Mortgage Bonds to be issued have no stated interest rate prior to maturity. While any SD Mortgage Bonds remain outstanding, if Adjusted Net Earnings of NorthWestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or from the SD Mortgaged Property, are less than Adjusted Net Earnings of NorthWestern calculated without such allocation, the lesser Adjusted Net Earnings amount is required to be used for purposes of the Net Earnings Test. NorthWestern is not required to satisfy the net earnings requirement prior to issuing SD Mortgage Bonds in replacement of retired SD Mortgage Bonds unless the stated maturity of the retired SD Mortgage Bonds is more than five years after the date NorthWestern proposes to replace them and the stated interest rate, if any, on the retired SD Mortgage Bonds immediately prior to maturity is less than the initial stated interest rate, if any, on the replacement SD Mortgage Bonds. (See Section 1.03, as amended by various supplemental indentures and Article Four.)
Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income (including the recognition of expense or impairment due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in NorthWestern’s books of account; and any refund of revenues previously collected or accrued by NorthWestern subject to possible refund. With respect to SD Mortgage Bonds of a series subject to a periodic offering (such as a medium-term note program), the SD Bond Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the SD Mortgage Bonds of the series (unless NorthWestern’s order requesting the authentication and delivery of SD Mortgage Bonds is delivered on or after the date which is two years after the most recent net earnings certificate was delivered, in which case an updated certificate would be required to be delivered). (See Sections 1.03 and 4.01.)
Property Additions
Property Additions generally include any property which is owned by NorthWestern and is subject to the lien of the SD Mortgage, except any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of NorthWestern. (See Section 1.04.)
Release of Property
NorthWestern may obtain the release from the lien of the SD Mortgage of any SD Mortgaged Property if the fair value of all of the SD Mortgaged Property (excluding the SD Mortgaged Property to be released but including any SD Mortgaged Property to be acquired by NorthWestern with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 133% of the aggregate principal amount of SD Mortgage Bonds outstanding.
The SD Mortgage provides simplified procedures for the release of minor properties and property taken by eminent domain and provides for dispositions of obsolete property and grants of surrender of certain rights without any release or consent by the SD Bond Trustee.
If any property released from the lien of the SD Mortgage continues to be owned by NorthWestern, the SD Mortgage will not become a lien on any improvement, extension or addition to the property or renewals, replacements or substitutions of or for any part or parts of the property. (See Article Eight.)
Withdrawal of Cash
Subject to certain limitations, NorthWestern may withdraw cash held by the SD Bond Trustee to the extent of the cost or fair value (whichever is less) of unbonded Property Additions, after deductions and additions primarily including adjustments to offset retirements. Alternatively, NorthWestern may withdraw cash held by the SD Bond Trustee in an amount equal to 133% of the aggregate principal amount of SD Mortgage Bonds that NorthWestern would be entitled to issue on the basis of retired SD Mortgage Bonds (with any withdrawal being in lieu of the issuance of those bonds), or in an amount equal to 133% of the aggregate principal amount of any outstanding SD Mortgage Bonds delivered to the SD Bond Trustee. In addition, the SD Bond Trustee may, upon the request of NorthWestern, use cash to purchase SD Mortgage Bonds (at prices not exceeding 133% of the principal amount thereof) or to redeem or pay at stated maturity SD Mortgage Bonds, with any SD Mortgage Bonds received by the SD Bond Trustee pursuant to these provisions being canceled by the SD Bond Trustee. (See Section 8.06.) Notwithstanding the foregoing, cash deposited with the SD Bond Trustee as the basis for authentication and delivery of SD Mortgage Bonds may only be withdrawn in an amount equal to the aggregate principal amount of SD Mortgage Bonds NorthWestern would be entitled to issue on any basis (with any withdrawal being in lieu of the issuance of those bonds), or may, upon the request of NorthWestern, be used to purchase, redeem or pay SD Mortgage Bonds at prices not exceeding, in the aggregate, the principal amount thereof. (See Sections 4.05 and 7.02.)
Consolidation, Merger, Conveyance, Transfer or Lease
NorthWestern may not consolidate with or merge into any other corporation or convey, transfer or lease the SD Mortgaged Property as or substantially as an entirety to any person unless the transaction is on terms that will fully preserve the lien and security of the SD Mortgage and the rights and powers of the SD Bond Trustee and the holders of SD Mortgage Bonds, and the successor corporation or person is organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and executes and delivers to the SD Bond Trustee a supplemental indenture. This supplemental indenture must contain an assumption by the successor corporation or person of the due and punctual payment of the principal of and any premium and interest on the SD Mortgage Bonds and the performance of all of the covenants of NorthWestern under the SD Mortgage and contain a grant, conveyance, transfer and mortgage by the successor corporation or person confirming the lien of the SD Mortgage on the SD Mortgaged Property and subjecting to the lien all property thereafter acquired which constitutes an improvement, extension or addition to the SD Mortgaged Property or a renewal, replacement or substitution of or for any part thereof. At the election of the successor corporation or person, the supplemental indenture may contain a provision subjecting to the lien of the SD Mortgage any other property then owned or thereafter acquired by the successor as it may specify. In the case of a lease of the SD Mortgaged Property, the lease will be made expressly subject to termination by NorthWestern or the SD Bond Trustee at any time during the continuance of an event of default under the SD Mortgage. (See Section 13.01.)
The SD Mortgage does not contain provisions requiring the repurchase of the SD Mortgage Bonds upon the change in control of NorthWestern.
Modification of SD Mortgage
Modifications Without Consent.   Without the consent of the holders of any SD Mortgage Bonds, NorthWestern and the SD Bond Trustee may enter into one or more supplemental indentures for any of the following purposes:
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to evidence the succession of another person to NorthWestern and the assumption by any successor of the covenants of NorthWestern in the SD Mortgage and in the SD Mortgage Bonds;

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to add one or more covenants of NorthWestern or other provisions for the benefit of all holders of SD Mortgage Bonds or for the benefit of the holders of, or to remain in effect only so long as there are outstanding SD Mortgage Bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon NorthWestern by the SD Mortgage;

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to correct or amplify the description of any property subject to the lien of the SD Mortgage, or better to assure, convey and confirm to the SD Bond Trustee any property subject or required to be subjected to the lien of the SD Mortgage, or to subject to the lien of the SD Mortgage additional property;

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to convey, transfer and assign to the SD Bond Trustee, and to subject to the lien of the SD Mortgage, property of subsidiaries of NorthWestern which is or will be used for one or more of the primary purposes of NorthWestern’s business;

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to change or eliminate any provision of the SD Mortgage or to add any new provision to the SD Mortgage, provided that any change, elimination or addition that adversely affects the interests of the holders of any series or tranche of SD Mortgage Bonds in any material respect will not become effective with respect to that series or tranche;

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to establish the form or terms of the SD Mortgage Bonds of any series or tranche as permitted by the SD Mortgage;

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to provide for the authentication and delivery of bearer securities and coupons representing interest, if any, thereon and for the procedures for the registration, exchange, replacement and voting of bearer securities and related matters;

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to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

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to provide the procedures required for a non-certificated system of registration for all, or any series or tranche of, the SD Mortgage Bonds;

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to change any place where (1) payments on the SD Mortgage Bonds of any series or tranche will be made, (2) the SD Mortgage Bonds of any series or tranche may be surrendered for registration of transfer or for exchange or (3) notices and demands to or upon NorthWestern in respect of the SD Mortgage Bonds of any series or tranche and the SD Mortgage may be served;

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to cure any ambiguity in the SD Mortgage, to correct or supplement any provision which may be defective or inconsistent with any other provision in the SD Mortgage, or to make any other changes and additions with respect to matters and questions arising under the SD Mortgage, so long as such other changes or additions do not adversely affect the interests of the holders of SD Mortgage Bonds of any series or tranche in any material respect;

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to reflect changes in generally accepted accounting principles;

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to provide the terms and conditions of the exchange or conversion, at the option of the holders of SD Mortgage Bonds of any series, of those SD Mortgage Bonds for or into SD Mortgage Bonds of another series or stock or other securities of NorthWestern or any other corporation;

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to change the words “Mortgage Bonds” to “First Mortgage Bonds” in the descriptive title of all outstanding SD Mortgage Bonds at any time;

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to comply with the rules or regulations of any national securities exchange on which any of the SD Mortgage Bonds may be listed; or

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to increase the aggregate principal amount of SD Mortgage Bonds that may be authenticated and delivered under the SD Mortgage.

(See Section 14.01.)
Without limiting the generality of the foregoing, if the Trust Indenture Act is amended in such a way as to require changes to the SD Mortgage or to permit changes to, or the elimination of, provisions which the Trust Indenture Act previously required to be contained in the SD Mortgage, NorthWestern and the SD Bond Trustee may, without the consent of the holders of any SD Mortgage Bonds, enter into one or more supplemental indentures to evidence or effect that amendment. (See Sections 14.01.)
Modifications Requiring Consent.   Except as provided above, the SD Mortgage may not be amended or supplemented without bond holder approval. In most instances, the holders of not less than a majority in aggregate principal amount of the outstanding SD Mortgage Bonds of all series or tranches that are affected by the proposed supplemental indenture, considered as one class, is sufficient to approve a supplemental indenture. However, a supplemental indenture that does any of the following must be approved by each holder of the outstanding SD Mortgage Bonds that would be directly affected:
•
changes the stated maturity of the principal of, or any installment of principal of or interest on, any SD Mortgage Bond;

•
reduces the principal amount of any SD Mortgage Bond or the rate of interest thereon (or the amount of any installment of interest thereon) or changes the method of calculating such rate or reduces any premium payable upon the redemption thereof, or reduces the amount of the principal of a discount bond that would be due and payable upon a declaration of acceleration of maturity or changes the coin or currency (or other property) in which any SD Mortgage Bond or any premium or the interest thereon is payable;

•
impairs the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
permits the creation of any lien ranking prior to the lien of the SD Mortgage with respect to all or substantially all of the SD Mortgaged Property or terminates the lien of the SD Mortgage on all or substantially all of the SD Mortgaged Property, or deprives a holder of the benefit of the security of the lien of the SD Mortgage;

•
reduces the percentage in principal amount of the outstanding SD Mortgage Bonds of such series or tranche, the consent of the holders of which is required to enter into any supplemental indenture or to waive compliance with any provision of the SD Mortgage or any default thereunder and its consequences, or reduces the requirements for quorum or voting; or

•
modifies certain of the provisions of the SD Mortgage relating to supplemental indentures, waiver of certain covenants and waivers of past defaults.

A supplemental indenture which changes or eliminates any covenant or other provision of the SD Mortgage which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there are outstanding, SD Mortgage Bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of SD Mortgage Bonds of those series or tranches with respect to that covenant or other provision, will be deemed not to affect the rights under the SD Mortgage of the holders of the SD Mortgage Bonds of any other series or tranche. (See Section 14.02.)
Waiver
The holders of at least a majority in aggregate principal amount of all SD Mortgage Bonds may waive NorthWestern’s obligations to comply with covenants requiring it to maintain its corporate existence and properties, pay taxes and discharge liens, maintain insurance and make filings necessary to protect the security of the holders of SD Mortgage Bonds and the rights of the SD Bond Trustee, provided that the waiver occurs before the time for such compliance is required. The holders of at least a majority in aggregate principal amount of outstanding SD Mortgage Bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with NorthWestern’s obligation to maintain an office or agency where SD Mortgage Bonds of those series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting those series or tranches. (See Section 6.09.)
Events of Default
Each of the following events constitutes an “Event of Default” under the SD Mortgage:
•
failure to pay interest on any SD Mortgage Bond within 60 days after it becomes due;

•
failure to pay principal of or premium, if any, on any SD Mortgage Bond within 15 days after its maturity;

•
failure to perform or breach of any covenant or warranty of NorthWestern in the SD Mortgage (other than a covenant to pay interest, principal or premium with respect to any SD Mortgage Bond) for a period of 60 days after NorthWestern receives a notice of default, subject to extension as described below; or

•
specified events relating to reorganization, bankruptcy and insolvency of NorthWestern and appointment of a receiver or trustee for its property. (See Section 10.01.)

Notices of Default.   Either the SD Bond Trustee or the holders of at least 50% in principal amount of outstanding SD Mortgage Bonds may give a notice of default specifying the default or breach and requiring it to be remedied. The SD Bond Trustee (if it gave the notice), or the SD Bond Trustee and the holders of at least the same principal amount of SD Mortgage Bonds as gave the notice (if bondholders gave the notice) may agree to extend the 60-day period prior to its expiration and will be deemed to have agreed to an extension as long as NorthWestern has initiated and is diligently pursuing corrective action. The SD Mortgage provides that the SD Bond Trustee will give the holders notice of any default under the SD Mortgage to the extent required by the Trust Indenture Act, unless the default is cured, or waived, except that no notice to holders of an Event of Default that is subject to a 60-day cure period may be given until at least 45 days after the failure to perform or breach giving rise to the default. (See Section 11.02.) The Trust

Indenture Act currently permits the SD Bond Trustee to withhold notice of default (except for certain payment defaults) if the SD Bond Trustee in good faith determines that doing so is in the interest of the holders.
Acceleration of Maturity.   If an Event of Default occurs and is continuing, then the SD Bond Trustee or the holders of not less than a majority in principal amount of the SD Mortgage Bonds then outstanding may declare the principal amount (or if the SD Mortgage Bonds are discount bonds, any portion of the principal amount that may be provided pursuant to the terms of the SD Mortgage) of all of the SD Mortgage Bonds, together with any premium and interest accrued thereon, to be immediately due and payable. At any time after declaration of the maturity of the SD Mortgage Bonds then outstanding, but before the sale of any of the SD Mortgaged Property and before a judgment or decree for payment of money is obtained by the SD Bond Trustee as provided in the SD Mortgage, the Event or Events of Default giving rise to the declaration of acceleration will be deemed to have been waived, and the declaration rescinded and annulled, if:
•
NorthWestern has paid the SD Bond Trustee a sum sufficient to pay:

•
any overdue interest on all SD Mortgage Bonds;

•
the principal of and any premium on any SD Mortgage Bonds which have become due otherwise than by declaration of acceleration and interest thereon at the rate or rates prescribed in such SD Mortgage Bonds; and

•
all amounts due to the SD Bond Trustee as compensation and reimbursement as provided in the SD Mortgage; and

•
any Event or Events of Default other than the non-payment of the principal of SD Mortgage Bonds which have become due solely by declaration of acceleration have been cured or waived as provided in the SD Mortgage. (See Sections 10.02 and 10.17.)

Possession and Sale of Mortgaged Property.   The SD Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the SD Bond Trustee has the power to take possession of, hold, operate, manage or sell the SD Mortgaged Property. If the SD Mortgaged Property is sold, whether by the SD Bond Trustee or pursuant to judicial proceedings, the principal of the outstanding SD Mortgage Bonds, if not previously due, will become immediately due, together with any premium and accrued interest. (See Sections 10.03, 10.04 and 10.05.)
Right to Direct Proceedings.   If an Event of Default occurs and is continuing, the holders of a majority in principal amount of the SD Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the SD Bond Trustee or exercising any trust or power conferred on the SD Bond Trustee. However, the SD Bond Trustee need not follow any direction that conflicts with any rule of law or with the SD Mortgage, that could involve the SD Bond Trustee in personal liability in circumstances where indemnity would not, in the SD Bond Trustee’s sole discretion, be adequate or that is unduly prejudicial to the rights of the nonassenting holders. The SD Bond Trustee may take any other action it deems proper which is not inconsistent with that direction. (See Section 10.16.)
Limitation on Right to Institute Proceedings.   No holder of any SD Mortgage Bond will have any right to institute any proceeding, judicial or otherwise, with respect to the SD Mortgage, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (1) the holder has previously given to the SD Bond Trustee written notice of a continuing Event of Default, (2) the holders of not less than a majority in aggregate principal amount of the SD Mortgage Bonds then outstanding have made written request to the SD Bond Trustee to institute proceedings in respect of that Event of Default and have offered the SD Bond Trustee reasonable indemnity against costs and liabilities incurred in complying with such request, (3) for 60 days after receipt of notice from the holder, the SD Bond Trustee has failed to institute any proceeding and (4) no direction inconsistent with the holder’s request has been given to the SD Bond Trustee during such 60-day period by the holders of a majority in aggregate principal amount of SD Mortgage Bonds then outstanding. Furthermore, no holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other holders. (See Section 10.11.)

No Impairment of Right to Receive Payment.   Notwithstanding these limitations on the right to institute a proceeding with respect to the SD Mortgage, each holder of a SD Mortgage Bond has the right, which is absolute and unconditional, to receive payment of the principal of and any premium and interest on that holder’s SD Mortgage Bond when due and to institute suit for the enforcement of that payment, and this right to payment may not be impaired without the consent of the holder. (See Section 10.12.)
Indemnification of SD Bond Trustee.   As a condition to taking action to enforce the lien of the SD Mortgage and to institute action on the SD Mortgage Bonds, the SD Bond Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)
Defeasance
Any SD Mortgage Bonds, or any portion of the principal amount of any SD Mortgage Bonds, will be deemed to have been paid for purposes of the SD Mortgage if there has been irrevocably deposited in trust with the SD Bond Trustee, money or Eligible Obligations (as described below), or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal of and any premium and interest due and to become due on such SD Mortgage Bonds or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in those direct obligations or in any specific interest or principal payments due in respect thereof.
Resignation and Removal of the SD Bond Trustee
The SD Bond Trustee may resign at any time by giving written notice to NorthWestern. The holders of a majority in principal amount of SD Mortgage Bonds then outstanding may remove the SD Bond Trustee at any time by delivering written notice to the SD Bond Trustee and NorthWestern. No resignation or removal of the SD Bond Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts its appointment in accordance with the requirements of the SD Mortgage. In addition, if any of the following conditions is satisfied (i) the SD Bond Trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act and fails to eliminate such conflicting interest or resign following notice, (ii) the SD Bond Trustee ceases to satisfy the eligibility requirements set forth in the SD Mortgage and fails to resign following notice, or (iii) the SD Bond Trustee becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver of the SD Bond Trustee or its property is appointed or any public office takes charge or control of the SD Bond Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, and so long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, NorthWestern may, by resolution of its Board of Directors, appoint a successor trustee. If NorthWestern delivers to the SD Bond Trustee a resolution appointing a successor trustee and that successor has accepted such appointment in accordance with the terms of the SD Mortgage, the SD Bond Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the SD Mortgage. (See Section 11.10.)
Governing Law
The SD Mortgage and the SD Mortgage Bonds are governed by the internal laws of the State of South Dakota, except the rights, duties and obligations of the SD Bond Trustee are governed by the laws of the State of New York. (See Section 1.15).
Concerning the SD Bond Trustee
The Bank of New York Mellon, the SD Bond Trustee under the SD Mortgage, has been a regular depositary of funds of NorthWestern. There are instances under the Trust Indenture Act which would require the SD Bond Trustee to resign.

Registration and Transfer
The transfer of the SD Mortgage Bonds may be registered, and SD Mortgage Bonds may be exchanged for other SD Mortgage Bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the office of The Bank of New York Mellon, as bond registrar for the SD Mortgage Bonds. NorthWestern may change the place for registration of transfer of the SD Mortgage Bonds, may appoint one or more additional bond registrars (including NorthWestern) and may remove any bond registrar, all at its discretion. (See Section 6.02.) The applicable prospectus supplement will identify any new place for registration of transfer and additional bond registrar appointed, and will disclose the removal of any bond registrar effected, prior to the date of the prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, no service charge will be payable for any transfer or exchange of the SD Mortgage Bonds, but NorthWestern may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange. NorthWestern will not be required to issue, and no bond registrar will be required to register the transfer of or to exchange, SD Mortgage Bonds of any series during a period of 15 days prior to giving any notice of redemption, or any SD Mortgage Bond selected for redemption in whole or in part, except the unredeemed portion of any SD Mortgage Bond being redeemed in part. (See Section 3.05.)
Description of Montana Mortgage Bonds
The Montana Mortgage Bonds (the “MT Mortgage Bonds”) will be bonds authenticated and delivered under our Mortgage and Deed of Trust, dated as of October 1, 1945, to The Bank of New York Mellon (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and Beata Harvin (successor to Arthur E. Burke) (the “Co-Trustee” and, together with the Corporate Trustee, the “MT Bond Trustees”), as amended and supplemented. In this prospectus, we refer to this Mortgage and Deed of Trust, as supplemented by various supplemental indentures, as the “MT Mortgage.” A copy of the MT Mortgage, as supplemented to date, has been incorporated by reference to the registration statement of which this prospectus forms a part, and the supplemental indenture relating to any series of MT Mortgage Bonds will be filed as an exhibit to or incorporated by reference in the registration statement at or prior to the time of issuance of that series of MT Mortgage Bonds.
The following description is a summary of the material provisions of the MT Mortgage and the MT Mortgage Bonds. This summary does not purport to be complete and does not restate the MT Mortgage in its entirety. This summary is subject to, and qualified in its entirety by, reference to the provisions of the MT Mortgage. We urge you to read the MT Mortgage because it, and not this description, defines your rights as a holder of the bonds. Certain defined terms used in this description but not defined below have the meanings assigned to them in the MT Mortgage. Whenever particular provisions or defined terms in the MT Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. References to article and section numbers in this description of the MT Mortgage Bonds, unless otherwise indicated, are references to article and section numbers of the Mortgage and Deed of Trust, dated as of October 1, 1945. For purposes of this Description of Montana Mortgage Bonds, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.
General
The maximum principal amount of indebtedness which may be issued under the MT Mortgage is not limited (provided that, until the delivery by NorthWestern to the MT Bond Trustees and the recording in all counties in which the property mortgaged under the MT Mortgage is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made and outstanding at any time that are secured by property mortgaged under the MT Mortgage currently may not exceed $2.0 billion). As of February 5, 2021, there were MT Mortgage Bonds in an aggregate principal amount outstanding of approximately $1.66 billion, consisting of:
•
$144.66 million of 2.00% Series (Pollution Control Bonds) due 2023

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$161.0 million of 5.01% Series due 2025;

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$75.0 million of 3.11% Series due 2025;

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$35.0 million of 3.99% Series due 2028;

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$100.0 million of 3.21% Series due 2030;

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$55.0 million of 5.71% Series due 2039;

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$60.0 million of 4.15% Series due 2042;

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$15.0 million of 4.85% Series due 2043;

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$450.0 million of 4.176% Series due 2044;

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$125.0 million of 4.11% Series due 2045;

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$150.0 million of 3.98% Series due 2049;

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$40.0 million of 4.30% Series due 2052; and

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$250.0 million of 4.03% Series due 2047 (collectively, the “Outstanding MT Mortgage Bonds”).

Additional MT Mortgage Bonds may be issued under the MT Mortgage on the basis of property additions, retired bonds and cash. See “— Issuance of Additional MT Mortgage Bonds” below.
If NorthWestern uses this prospectus to offer any MT Mortgage Bonds, an accompanying prospectus supplement will describe, among other things, the following terms of the MT Mortgage Bonds being offered:
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the descriptive title;

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the series designation;

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the date of the coupon bonds of that series;

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the rate or rates of interests of the bonds;

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the currency in which payable;

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the date or dates of maturity;

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the dates and place or places for the payment of interest;

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the basis for issuance;

•
the terms and conditions of optional redemption, if any, including periods, dates and prices; and

•
the terms and conditions of sinking fund redemption, if any, including periods, dates and prices.

MT Mortgage Bonds may be issued as discount bonds, which may be sold at a discount below their principal amount. These MT Mortgage Bonds, as well as other MT Mortgage Bonds that are not issued at a discount below their principal amount, may be deemed to have been issued with “original issue discount” for United States federal income tax purposes. The applicable prospectus supplement will describe any special United States federal income tax considerations applicable to MT Mortgage Bonds issued with original issue discount, including discount bonds. In addition, the applicable prospectus supplement will describe any special United States federal income tax considerations or other restrictions or terms applicable to any series of MT Mortgage Bonds that is issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having other special characteristics.
Other than the security afforded by the lien of the MT Mortgage and the restrictions on the issuance of additional MT Mortgage Bonds, the holders of the outstanding MT Mortgage Bonds do not, and unless the prospectus supplement that describes a particular series of MT Mortgage Bonds provides otherwise with respect to that series, the holders of any MT Mortgage Bonds to be offered by this prospectus will not, have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving NorthWestern. See “— Consolidation, Merger, Conveyance, Transfer or Lease” below.
Redemption of the MT Mortgage Bonds
If the series of MT Mortgage Bonds being offered is subject to optional or mandatory redemption, these terms will be described in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to MT Mortgage Bonds redeemable at the option of the holder, MT Mortgage Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the MT Mortgage Bonds of a series, or any tranche thereof, are to be redeemed, the particular MT Mortgage Bonds to be redeemed will be selected by such method as shall be provided for the particular series or tranche, or in the absence of any such provision, by such method as the MT Bond Trustees deem fair and appropriate. (See Section 52.)
Any notice of redemption at the option of NorthWestern may state that the redemption will be conditioned upon receipt by the MT Bond Trustees, on or prior to the date fixed for redemption, of money sufficient to pay the principal of and any premium and interest on the MT Mortgage Bonds being redeemed. In that event, if the required amount of money has not been so received, then the notice of redemption will be of no force and effect and NorthWestern will not be required to redeem the MT Mortgage Bonds. (See Section 52.)
Security
The MT Mortgage Bonds to be issued pursuant to this prospectus, together with all other indebtedness now or hereafter issued under the MT Mortgage, will be secured by the MT Mortgage, which constitutes, in the opinion of our internal counsel, a valid first mortgage lien on all of the materially important physical properties of the utility business in the states of Montana and Wyoming which NorthWestern acquired in connection with its acquisition (through a wholly-owned subsidiary) of The Montana Power Company (the “Montana Power Utility Business”) in 2002, subject to the exception from the lien of the MT Mortgage of certain property (as described below) and subject to certain liens and encumbrances having priority over the lien of the MT Mortgage (as described below). The property subject to the lien of the MT Mortgage is referred to herein as the “MT Mortgaged Property.”
The MT Mortgage contains provisions for subjecting after-acquired property (subject to pre-existing liens) to the lien thereof, other than property of the character expressly excepted (as described below), and subject to certain limitations in the case of consolidation or merger (regardless of whether NorthWestern is the surviving corporation) or sale of substantially all of the MT Mortgaged Property. The MT Mortgage permits NorthWestern to acquire property subject to prior liens.
The bonds will rank equally in right of payment with all current and future debt that is secured by the MT Mortgage; provided, however, that the MT Bond Trustees shall have a lien upon the MT Mortgaged Property prior to the bonds for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. (See Granting Clauses and Sections 6, 36 and 96.)
The supplemental indentures providing for the issuance of all of the MT Mortgage Bonds currently outstanding require that, for so long as such bonds are outstanding, NorthWestern will not subject, or permit to be subjected, any MT Mortgaged Property to the lien of the SD Mortgage. (See Section 4.04 of the Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, and Fortieth Supplementals, and Section 5.04 of the Thirty-Third Supplemental.)
Excepted Property
There are excepted from the lien of the MT Mortgage all of the properties and franchises owned by NorthWestern on, and acquired by NorthWestern after, the date in 2002 on which NorthWestern acquired the properties of the Montana Power Utility Business from its wholly-owned subsidiary (which, in turn, acquired the properties of the Montana Power Utility Business upon the merger of The Montana Power Company with and into that subsidiary) and assumed the MT Mortgage, other than the properties of the Montana Power Utility Business and improvements, extensions and additions to, and replacements of and substitutions for, those properties. These excepted properties include properties that are subject to the lien of the SD Mortgage which was entered into by the Company in 1993 prior to its acquisition of the Montana Power Utility Business. (See Twenty-Second Supplemental, Granting Clauses.)
In addition, there are excepted from the lien of the MT Mortgage the following properties (collectively, the “Excepted Property”):

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cash and securities not specifically pledged, paid, deposited, delivered or held under the MT Mortgage or covenanted so to be;

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merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of NorthWestern; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks and other vehicles and materials and supplies held for the purpose of repairing or replacing any of the same;

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bills, notes and accounts receivable, judgments, demands and choses in action, and contracts, leases and operating agreements not specifically pledged under the MT Mortgage or covenanted so to be; and

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electric energy, gas, steam, water, ice and other materials or products generated, manufactured, produced, purchased or acquired by NorthWestern for sale, distribution or use in the ordinary course of its business and all timber, minerals, mineral rights and royalties, and all property used principally for the production or gathering of natural gas or for the production, gathering or storage of oil or condensate (“Gas and Oil Production Property”);

provided, however, that the property and rights expressly excepted under the second and third bullet points above shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the MT Bond Trustees or a receiver or a trustee takes possession of the property subject to the MT Mortgage by reason of the occurrence of a Default (as defined in the MT Mortgage). (See Granting Clauses.)
NorthWestern has reserved the right to amend the MT Mortgage, without the consent of the holder of the bonds or the holders of certain other MT Mortgage Bonds, to eliminate the “springing lien” of the MT Mortgage (described in the proviso to the preceding sentence) to the extent it pertains to accounts receivable and MT Mortgaged Property relating thereto. (See Section 3.01 of the Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, and Fortieth Supplementals, and Section 4.01 of the Thirty-Third Supplemental.)
Excepted Encumbrances
The lien of the MT Mortgage is subject and subordinate to liens and encumbrances which constitute Excepted Encumbrances (as defined in the MT Mortgage). Excepted Encumbrances include:
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liens for taxes, assessments or governmental charges that are not delinquent or which are being contested in good faith, liens for workmen’s compensation awards and similar obligations that are not delinquent, and undetermined liens or charges incidental to construction;

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liens securing indebtedness, neither assumed nor guaranteed by NorthWestern nor on which NorthWestern customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by NorthWestern for substation, transmission line, transportation line, distribution line or right of way purposes;

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rights of any municipality or public authority pursuant to the terms of any right, power, franchise, grant, license or permit, or pursuant to any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of NorthWestern;

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rights of others to take or receive any part of the power, gas, oil or other mineral or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of NorthWestern;

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easements, restrictions, exceptions or reservations in any property and/or rights of way of NorthWestern for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purpose for which such property and/or rights of way are held by NorthWestern;

•
rights of any municipality or public authority to control or regulate any property of NorthWestern, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by NorthWestern; and

•
any obligations or duties, affecting the property of NorthWestern, to any municipality or public authority with respect to any franchise, grant, license or permit.

(See Granting Clauses and Section 6.)
Qualified Liens
The lien of the MT Mortgage may be subject and subordinate to any lien or encumbrance (not included in Excepted Encumbrances) existing upon any Property Additions made the basis under the MT Mortgage, among other things, for the authentication and delivery of MT Mortgage Bonds or the withdrawal of cash or the release of property from the lien of the MT Mortgage. Any such Property Additions (as defined in the MT Mortgage and described under “— Property Additions” below) made the basis for such events are referred to as “Funded Property Additions.” Any such lien or encumbrance on Funded Property Additions is referred to as a “Qualified Lien.” Any bond or other indebtedness secured by a Qualified Lien is referred to as a “Qualified Lien Bond.” (See Section 6.) As of December 31, 2017, none of NorthWestern’s Funded Property Additions was subject to a Qualified Lien.
Issuance of Additional MT Mortgage Bonds
General.   The maximum principal amount of MT Mortgage Bonds which may be issued under the MT Mortgage is not limited (provided that, until the delivery by NorthWestern to the MT Bond Trustees and the recording in all counties in which the MT Mortgaged Property is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made and outstanding at any time that are secured by MT Mortgaged Property currently may not exceed $2.0 billion (See Thirty-Fourth Supplemental, Section 1.01.)). MT Mortgage Bonds of any series may be issued from time to time on the basis and to the extent of:
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60% of the lesser of the cost or the fair value (determined in accordance with the MT Mortgage) of unfunded Property Additions (after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions);

•
100% of the principal amount of retired MT Mortgage Bonds; and

•
100% of cash deposited with the MT Bond Trustees;

provided, that $25,000,000 in total aggregate principal amount of MT Mortgage Bonds of any one or more series may be issued without compliance with the above limits, but only upon the showing of net earnings referred to under “— Net Earnings Test” below. (See Sections 20, 25, 29 and 30; Fourth Supplemental, Section 2 and Thirteenth Supplemental, Section 4.)
Net Earnings Test.   In general, and subject to certain exceptions in the case of the issuance of MT Mortgage Bonds on the basis of retired MT Mortgage Bonds as described in the second bullet point of the preceding paragraph, the issuance of MT Mortgage Bonds is subject to Adjusted Net Earnings of NorthWestern for any period of 12 consecutive months within the preceding 15 months being at least twice the interest requirements for 12 months on all MT Mortgage Bonds and all Qualified Lien Bonds (and any other indebtedness secured by a lien prior to the lien of the MT Mortgage) that are to be outstanding after the issuance of such MT Mortgage Bonds. This requirement is referred to as the “Net Earnings Test.”
Adjusted Net Earnings of NorthWestern are (in general terms) its operating revenues, net of its operating expenses, maintenance and repair expenses and provisions for retirement and depreciation of property, plus its other net income before income taxes (subject in the case of other net income and net revenues derived from property other than MT Mortgaged Property, to a limitation to 15% of total Adjusted Net Earnings). However, if Adjusted Net Earnings of NorthWestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or from the MT Mortgaged Property, are less than Adjusted Net

Earnings of NorthWestern calculated without such allocation, the lesser Adjusted Net Earnings amount is required to be used for purposes of the Net Earnings Test. (See Sections 27, 29 and 7.)
If any MT Mortgage Bond or other indebtedness included in the Net Earnings Test bears interest at a variable rate, the issuance of MT Mortgage Bonds is subject to:
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calculation by NorthWestern of the amount by which one-half (1/2) of Adjusted Net Earnings exceeds the interest requirements for 12 months on all fixed rate indebtedness included in the Net Earnings Test (such amount, as so calculated, being referred to as the “Maximum Permitted Variable Rate Interest Amount”); and

•
delivery by an independent (as defined for such purpose in the MT Mortgage) investment banking firm of a certificate to the effect that such firm believes, as of the date of such certificate, that the aggregate amount of interest to be payable on all variable rate indebtedness included in the Net Earnings Test during any 12-month period prior to the latest stated maturity date of any of such variable rate indebtedness will not exceed the Maximum Permitted Variable Rate Interest Amount.

(See Sections 4.01 and 4.03 of the Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, and Fortieth Supplementals, and Sections 5.01 and 5.03 of the Thirty-Third Supplemental.)
Property Additions.   Property Additions generally include electric, gas, steam or water property acquired after July 31, 1945, but may not include (among other excluded property) (i) Gas and Oil Production Property, (ii) Excepted Property of the character described in the second and third bullet points of the second paragraph under “— Excepted Property” above, (iii) property located outside the limits of the States of Montana, Idaho, Utah, Wyoming, North Dakota and South Dakota and States contiguous thereto (unless connected by transmission, distribution or other line owned by NorthWestern to a system, line or plant owned or operated by NorthWestern which is located within such limits) or outside the limits of the United States, or (iv) any property the cost of acquisition or construction of which is chargeable under acceptable principles of accounting to operating expenses. (See Section 4.)
NorthWestern has reserved the right to amend the MT Mortgage without any approval by holders of the MT Mortgage Bonds (i) to make available as Property Additions (in addition to property currently available as Property Additions) (a) any form of space satellites, space stations and other analogous facilities (“Space Satellites”) and (b) various fuel transportation facilities (primarily railroad cars and other railroad equipment, tankers and other vessels), and (ii) to permit property otherwise eligible as Property Additions to be located anywhere in the United States or Canada or their coastal waters and Space Satellites to be located anywhere. Notwithstanding the amendment, the MT Mortgage would continue to require all Property Additions to be used or useful in connection with the energy, fuel, water or steam business.
(See Tenth Supplemental, Section 5.)
Release of Property
MT Mortgaged Property may be released from the lien of the MT Mortgage on the basis of:
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deposit with the MT Bond Trustees of cash or, subject to certain limitations, obligations secured by purchase money mortgages on the released property;

•
Property Additions, after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions;

•
waiver of the right to issue MT Mortgage Bonds on the basis of retired MT Mortgage Bonds (or retired Qualified Lien Bonds); and

•
cash paid to the holder of a Qualified Lien in consideration for the release of the released property from such Qualified Lien.

(See Sections 57 to 63.)
Subject to certain limitations, cash held by the MT Bond Trustees may:

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be withdrawn by NorthWestern:

•
to the extent of the cost or fair value (determined in accordance with the MT Mortgage) of unfunded Property Additions (after certain deductions and additions, primarily to offset property retirements); or

•
to the extent of the waiver by NorthWestern of the right to issue MT Mortgage Bonds on the basis of retired MT Mortgage Bonds (or retired Qualified Lien Bonds); or

•
upon the request of NorthWestern, be applied to:

•
the purchase of MT Mortgage Bonds; or

•
the payment at maturity of any MT Mortgage Bonds or the redemption of MT Mortgage Bonds which by their terms are redeemable.

In addition, upon the request of NorthWestern, cash deposited with the MT Bond Trustees as the basis for issuance of MT Mortgage Bonds may be applied to the purchase, payment or redemption of MT Mortgage Bonds as described in the second bullet point above; provided, however, that with certain exceptions, none of such cash may be applied to the payment of more than the principal amount of MT Mortgage Bonds so purchased, paid or redeemed. (See Sections 31, 32 and 61.)
When property released from the lien of the MT Mortgage or cash withdrawn consists of or represents proceeds of property which was not previously made the basis for the authentication and delivery of MT Mortgage Bonds or the release of property or the withdrawal of cash, Property Additions made the basis of such release of property or withdrawal of cash may in certain cases remain or become available as a credit under the MT Mortgage. Similarly, a waiver of the right to issue MT Mortgage Bonds made the basis of a release or withdrawal may in certain cases cease to be effective as such a waiver.
Without any necessity to comply with the requirements described above, NorthWestern may (i) release property that is obsolete or no longer necessary in NorthWestern’s operations upon substitution of other property of equal value and (ii) may surrender certain rights, powers, franchises, licenses and permits if such surrender is necessary or desirable in the conduct of NorthWestern’s business. (See Section 58.) Upon compliance with less stringent requirements than those described above, NorthWestern may obtain releases of unimproved real estate having de minimus value. (See Section 60.)
No prior notice to the holders of the MT Mortgage Bonds is required in connection with releases of property or withdrawals of cash, but subsequent reports are required in certain cases. (See Section 100.)
(See Sections 5, 31, 32, 37 and 46.)
Application of Insurance Proceeds
The MT Mortgage requires that the proceeds of insurance or other method or plan of protection of the MT Mortgaged Property against loss by fire be paid to the MT Bond Trustees and, at the request of NorthWestern, be applied by the MT Bond Trustees to reimburse NorthWestern for amounts spent by NorthWestern in the rebuilding or renewal of the MT Mortgaged Property destroyed or damaged; provided, however, that any such proceeds (i) that are not so applied within 18 months of receipt by the MT Bond Trustees, or (ii) in respect of which NorthWestern has not notified the MT Bond Trustees that it intends to so apply such proceeds within such 18 months, or (iii) with respect to which NorthWestern notifies the MT Bond Trustees at any time are not to be applied for such purpose may be released from the lien of the MT Mortgage in the same manner as described with respect to the withdrawal of cash under “— Release of Property.” (See Sections 37 and 61.)
Consolidation, Merger, Conveyance, Transfer or Lease of Assets
NorthWestern may consolidate with or merge into any other corporation or convey, transfer or lease, subject to the lien of the MT Mortgage, the MT Mortgaged Property as, or substantially as, an entirety to any corporation if: (i) such consolidation, merger, conveyance or transfer (a “Transaction”) or such lease is upon such terms as fully to preserve and in no respect to impair the lien or security of the MT Mortgage, or any of the rights or powers of the MT Bond Trustees or the holders of the MT Mortgage Bonds; (ii) the due and punctual payment of the principal of and interest on all MT Mortgage Bonds and the due and punctual performance and observance of all the covenants and conditions of the MT Mortgage to be kept or performed by NorthWestern are expressly assumed, pursuant to an instrument in writing executed and delivered to the MT Bond Trustees, by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all of the MT Mortgaged Property as an entirety, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the MT Mortgage Bonds (a “Successor”); and (iii) in case of any such lease, such lease is made expressly subject to immediate termination by NorthWestern or the MT Bond Trustees at any time during the continuance of a Default and by the purchaser of the property so leased upon the sale of such property by reason of a Default. (See Section 85.)
In the case of such a completed Transaction, the Successor will succeed to and be substituted for NorthWestern with the same effect as if it had been named in the MT Mortgage, and will have and may exercise under the MT Mortgage the same powers and rights as NorthWestern. (See Section 86.)
In the case of such a completed Transaction, unless the Successor elects otherwise, the MT Mortgage will not become a lien upon any of the properties then owned or thereafter acquired by the Successor, except for properties acquired from NorthWestern in or as a result of such Transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part of such properties.
A Successor in such a completed Transaction that has (after giving effect to the Transaction) a plant account of at least $10,000,000 (or NorthWestern, if one or more federal, state, county or other governmental bodies or agencies or public, or semi-public corporations, districts or authorities acquires, as a bona fide step precedent to the dissolution of NorthWestern, 70% or more of NorthWestern’s outstanding shares of common stock) may, within 12 months after the completion of the Transaction (or such acquisition), deposit with the MT Bond Trustees cash in an amount at least sufficient to redeem all bonds outstanding under the MT Mortgage. Following such deposit, such cash would be applied to the redemption of such MT Mortgage Bonds that are redeemable in accordance with their terms or to the purchase of MT Mortgage Bonds that are not redeemable in accordance with their terms, subject to the consent of the holders of such MT Mortgage Bonds not so redeemable and the procedures set forth in the MT Mortgage pertaining to redemption or purchase of bonds outstanding under the MT Mortgage. (See Section 87.)
Nothing in the MT Mortgage prevents any consolidation or merger after the consummation of which NorthWestern would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the lien of the MT Mortgage, of any part of the MT Mortgaged Property which does not constitute the entirety, or substantially the entirety, of the MT Mortgaged Property. In the case of a consolidation or merger described in the preceding sentence, unless NorthWestern elects otherwise, the MT Mortgage will not become a lien upon any of the properties acquired by NorthWestern in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part thereof.
Modification of MT Mortgage
Modifications Requiring Consent.   Except as described below, the MT Mortgage provides that the rights and obligations of NorthWestern and the rights of the holders of the MT Mortgage Bonds may be modified with the consent of the holders of two-thirds (or more) of the MT Mortgage Bonds, and, if less than all series of MT Mortgage Bonds are affected, the consent also of two-thirds (or more) of the holders of MT Mortgage Bonds of each series affected, except that no modification shall be effective against the holder of any MT Mortgage Bond without the consent of such holder if (i) it impairs such holder’s right to receive payment of principal or interest due on such MT Mortgage Bond on or after the respective due dates expressed in such MT Mortgage Bond or to institute suit to enforce such payment right; (ii) it permits the creation of any lien ranking senior to or on a parity with the lien of the MT Mortgage with respect to the MT Mortgaged Property or it permits any non-assenting holder of MT Mortgage Bonds to be deprived of the benefit of such lien; or (iii) it reduces the percentage of holders of the MT Mortgage Bonds required for modification of the MT Mortgage with respect to any outstanding MT Mortgage Bonds. (See Article XIX, Fourth Supplemental, Section 9 and Thirteenth Supplemental, Section 6.)

Modifications Without Consent.   Without the consent of or notice to the holders of the MT Mortgage Bonds, and so long as the same does not adversely affect the interests of the Holders of any of the MT Mortgage Bonds then outstanding in any material respect, NorthWestern and the MT Bond Trustees may enter into supplemental indentures (i) to waive or restrict any existing right of NorthWestern under the MT Mortgage, (ii) to provide additional covenants, limitations or restrictions for the benefit of any series of the MT Mortgage Bonds, (iii) to cure any ambiguity contained in the MT Mortgage or in any supplemental indenture, (iv) to establish the terms and provisions of any series of MT Mortgage Bonds; (v) to correct or supplement any provision in the MT Mortgage or any supplemental indenture which may be defective or inconsistent with any other provision in the MT Mortgage or any supplemental indenture; or (vi) to change, add new or eliminate the provisions of the MT Mortgage or of any supplemental indenture. (See Section 120 and Thirty-Second Supplemental, Section 1.01.)
Modifications Consented to by Holders of Prior MT Mortgage Bonds.   The holders of certain prior issues of MT Mortgage Bonds have agreed to vote in favor of or consent to certain amendments or modifications to the MT Mortgage which would, among other things, (i) permit adjusted net earnings to be determined on the basis of 12 consecutive months out of the preceding 18 months, and increase the amount of other income which may be included in the determination from 15% to 20% of total adjusted net income, (ii) permit the issuance of MT Mortgage Bonds on the basis of 70% of property additions, (iii) delete the adjusted net earnings requirement with respect to MT Mortgage Bonds issued on the basis of the retirement of MT Mortgage Bonds or Qualified Lien Bonds, and (iv) permit the rights of holders of MT Mortgage Bonds to be modified with the consent of a majority in principal amount of the MT Mortgage Bonds of the series affected.
Default
Each of the following events constitutes a “Default” under the MT Mortgage:
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failure to pay the principal of any bond secured by the lien of the MT Mortgage when the same shall become due and payable;

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failure to pay interest on any bond secured by the lien of the MT Mortgage for a period of 60 days after such interest shall have become due and payable;

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failure to pay interest on or principal of any outstanding Qualified Lien Bonds which continues beyond the period of grace, if any, specified in the Qualified Lien securing such bonds;

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failure to pay any installment of any funds required to be applied to the purchase or redemption of any MT Mortgage Bonds for a period of 60 days, after the same shall have become overdue and payable;

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certain events relating to reorganizations, bankruptcy and insolvency of NorthWestern and the appointment of a receiver or trustee for its property; and

•
the expiration of a period of 90 days after the mailing by the MT Bond Trustees to NorthWestern or by the holders of 15% in principal amount of the MT Mortgage Bonds then outstanding to NorthWestern and the MT Bond Trustees of a written demand that NorthWestern perform a specified covenant or agreement contained in the MT Mortgage, in any indenture supplemental to the MT Mortgage or in any MT Mortgage Bond, which NorthWestern failed to perform prior to such mailing, unless NorthWestern during such period shall have performed such specified covenant or agreement. (See Section 65.)

Notices of Default.   The MT Bond Trustees are required to give the holders of the MT Mortgage Bonds notice of all defaults known to them within 90 days after the occurrence of such defaults unless such defaults have been cured before the giving of such notice, except that no such notice will be given in the case of a default of the character specified in the last bullet point under “— Defaults” above until at least 60 days after the occurrence of such default. The MT Bond Trustees may withhold any notice of default (except in regard to failure of payment of principal, interest or funds for retirement of MT Mortgage Bonds) if it is determined in good faith that withholding such notice is in the interests of the holders of the MT

Mortgage Bonds. For the purposes of giving or withholding notices of default, a default is any Default or any event which, with the passage of time or the giving of notice or both, would constitute a Default. (See Section 66.)
Acceleration of Maturity.   If a Default occurs and is continuing, the MT Bond Trustees may, and upon written request of the holders of a majority in principal amount of MT Mortgage Bonds then outstanding will, and the holders of 25% in principal amount of MT Mortgage Bonds then outstanding may, declare the principal of, and accrued interest on, all outstanding MT Mortgage Bonds immediately due and payable. The holders of a majority in principal amount of outstanding MT Mortgage Bonds may annul any such declaration if, before any sale of the MT Mortgaged Property: (i) all non-payment Defaults have been cured and (ii) all reasonable expenses of the MT Bond Trustees and all amounts payable on the MT Mortgage Bonds (other than the principal of any MT Mortgage Bonds that would not have been due except for such declaration) have been paid. (See Section 67.)
Possession and Sale of Mortgaged Property.   Under certain circumstances and to the extent permitted by law, if a Default occurs and is continuing, the MT Bond Trustees have the power to take possession of, and to hold, operate and manage, the MT Mortgaged Property, and to sell the MT Mortgaged Property. The MT Bond Trustees (if at the time such action shall be lawful) may sell at public auction all the MT Mortgaged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the Mortgage Bonds then outstanding may request in writing, or in the absence of such request, as the MT Bond Trustees may determine and may proceed by suit to enforce payment of the MT Mortgage Bonds and to foreclose the MT Mortgage and to sell the MT Mortgaged Property under the judgment or decree of courts of competent jurisdiction. If the MT Mortgaged Property is sold, whether pursuant to the power of sale granted to the MT Bond Trustees under the MT Mortgage or pursuant to judicial proceedings, the principal of the outstanding MT Mortgage Bonds, if not previously due, will become immediately due. (See Sections 68, 69, 70 and 73.)
The proceeds of any sale of MT Mortgaged Property by reason of the occurrence and continuance of a Default, together with any other amounts of cash then held by the MT Bond Trustees as part of the MT Mortgaged Property, shall be applied, as follows: (i) first-to the payment of all taxes, assessments, governmental charges, Qualified Liens and liens prior to the lien of the MT Mortgage and of all the costs and expenses of such sale; (ii) second-to the payment in full of the amounts then due and unpaid for principal of, premium (if any) and interest on the MT Mortgage Bonds and if such proceeds and other amounts are insufficient to pay in full all such amounts then due, then to the payment of such amounts ratably, with interest on the overdue principal at the rates expressed in the MT Mortgage Bonds, without preference or priority as to principal, premium or interest, or of any installment of interest over any other installment of interest (subject to certain exceptions relating to payments of any claim for interest which have been extended or transferred or pledged separate from the MT Mortgage Bond to which they relate); and (iii) third-any surplus remaining shall be paid to NorthWestern or such other Person as is lawfully entitled to receive the same. (See Section 76.)
Right to Direct Proceedings.   If a Default occurs and is continuing, the holders of a majority in principal amount of the MT Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the MT Bond Trustees or exercising any trust power conferred on the MT Bond Trustees; provided that such direction does not conflict with any rule of law or with the MT Mortgage; provided further that the MT Bond Trustees may decline to follow any such direction if they determine in good faith that (i) the action or proceeding so directed would involve the MT Bond Trustees in personal liability or be unjustifiably prejudicial to nonassenting holders of MT Mortgage Bonds, or (ii) they will not be sufficiently indemnified for any expenditures in any action or proceeding so directed. (See Section 71.)
Remedies Limited by State Law.   The laws of the states in which the MT Mortgaged Property is located may limit or deny the ability of the MT Bond Trustees or security holders to enforce certain rights and remedies provided in the MT Mortgage in accordance with their terms, but in the opinion of counsel to NorthWestern, such laws do not render the MT Mortgage inadequate for the practical realization of the security interest and lien afforded thereby.

Limitation on Right to Institute Proceedings.   No holder of any MT Mortgage Bond shall have any right to institute any suit, action or proceeding in equity or at law for the exercise of any right or remedy under the MT Mortgage, unless:
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such holder has previously given the MT Bond Trustees written notice of a Default;

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the holders of not less than 25% in aggregate principal amount of the MT Mortgage Bonds then outstanding have made written request to the MT Bond Trustees to institute proceedings in respect of such Default and have offered the MT Bond Trustees indemnity satisfactory to the MT Bond Trustees against costs, expenses and liabilities incurred in complying with such request; and

•
for 60 days after receipt of such request, the MT Bond Trustees have failed to institute such proceedings.

Furthermore, no holder of MT Mortgage Bonds will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the lien of the MT Mortgage or to enforce any right under the MT Mortgage except in the manner provided therein. All proceedings are required to be maintained for the equal benefit of all holders of outstanding MT Mortgage Bonds. (See Section 80.)
No Impairment of Right to Receive Payment.   Notwithstanding any other provision of the MT Mortgage, the right of any holder of any MT Mortgage Bond to receive payment of principal of and interest on such MT Mortgage Bond, on or after the respective due dates expressed in such MT Mortgage Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. (See Section 80.)
Undertaking for Costs.   The holder of each MT Mortgage Bond is deemed to have agreed that, in any suit for the enforcement of any right or remedy under the MT Mortgage, or in any suit against the MT Bond Trustees (or either of them) for any action taken or omitted by them (or either of them) as trustee under the MT Mortgage, the court may, in its discretion, (i) require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and (ii) assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses of such party litigant; provided that the foregoing does not apply to any suit instituted by the MT Bond Trustees, or to any suit instituted by any holder, or group of holders, of MT Mortgage Bonds in an aggregate principal amount in excess of 10% of the aggregate principal amount of the MT Mortgage Bonds then outstanding, or to any suit instituted by any holder of any MT Mortgage Bonds for the enforcement of the payment of the principal of, or interest on, any MT Mortgage Bond on or after the stated due date thereof. (See Section 122.)
Indemnification of MT Bond Trustees.   As a condition precedent to certain actions to be taken by the MT Bond Trustees in the enforcement of the lien of the MT Mortgage and the institution of actions on the MT Mortgage Bonds, the MT Bond Trustees may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Section 80.)
Resignation or Removal of MT Bond Trustees
One or both of the MT Bond Trustees may at any time resign and be discharged of the trusts created by the MT Mortgage by giving written notice to NorthWestern and thereafter publishing notice of such resignation, specifying a date when such resignation shall take effect, in the manner provided in the MT Mortgage, and such resignation shall take effect upon the day specified in such notice unless a successor trustee shall have previously been appointed by the holders of the MT Mortgage Bonds or by NorthWestern in the manner provided in the MT Mortgage and in such event such resignation shall take effect immediately upon the appointment of such successor trustee. One or both of the MT Bond Trustees may be removed at any time by the holders of a majority in principal amount of the MT Mortgage Bonds then outstanding. In the absence of a Default or an event which, after notice, the passage of time or both, would constitute a Default, any MT Bond Trustees appointed by NorthWestern (as described below) may also be removed by NorthWestern. (See Section 101, Eighteenth Supplemental, Article I.)
If one or both of the MT Bond Trustees resigns or is removed or a vacancy (as defined for such purpose in the MT Mortgage) otherwise exists in the office of one or both of the MT Bond Trustees, such vacancy may be filled by the holders of a majority in principal amount of the MT Mortgage Bonds then outstanding; provided that, until such vacancy is filled by such holders, NorthWestern may appoint a successor trustee to fill such vacancy until such holders appoint a successor trustee for such purpose (and any successor trustee appointed by NorthWestern shall be superseded by a successor trustee appointed by such holders if such appointment is made within one year of the publishing of notice of such vacancy in accordance with the MT Mortgage); provided further that if such vacancy is not filled within six months after it arose, the holder of any MT Mortgage Bond or the retiring MT Bond Trustee may apply to any court of competent jurisdiction for the appointment of a successor MT Bond Trustee to fill such vacancy. (See Section 102.)
The MT Mortgage contains special provisions with respect to resignation, removal and replacement of a MT Bond Trustee in the event of a conflict of interest on the part of such MT Bond Trustee. (See Section 99.)
Evidence to be Furnished to MT Bond Trustees
Compliance with MT Mortgage provisions is evidenced by written statements of NorthWestern officers or persons selected or paid by NorthWestern. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, an annual compliance certificate is required to be filed by NorthWestern as to the absence (or, if applicable and set forth in such certificate, the presence) of default under any of the covenants in the MT Mortgage. (See Section 44.)
Governing Law
The MT Mortgage does not contain a contractual choice of law as the governing law of the MT Mortgage or the MT Mortgage Bonds.
Book-Entry System
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, will act as securities depository for the first mortgage bonds. The first mortgage bonds will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of first mortgage bonds, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of first mortgage bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the first mortgage bonds on DTC’s records. The ownership interest of each actual purchaser of each first mortgage bond (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the first mortgage bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in first mortgage bonds, except in the event that use of the book-entry system for the first mortgage bonds is discontinued.
To facilitate subsequent transfers, all first mortgage bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of first mortgage bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the first mortgage bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such first mortgage bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of first mortgage bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the first mortgage bonds, such as redemptions, tenders, defaults, and proposed amendments to the first mortgage bonds documents. For example, Beneficial Owners of first mortgage bonds may wish to ascertain that the nominee holding the first mortgage bonds for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the first mortgage bonds within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to first mortgage bonds unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument Program. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts first mortgage bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the first mortgage bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the first mortgage bonds at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, first mortgage bonds certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, first mortgage bonds certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter, agent, or dealer take any responsibility for the accuracy thereof.
DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and certain provisions of our certificate of incorporation, as amended and restated (“certificate of incorporation”), and bylaws, as amended and restated (“bylaws”), are summaries of selected general terms thereof and are qualified in their entirety by the provisions of our certificate of incorporation, as amended and restated, and bylaws, as amended and restated, copies of both of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and the laws of the state of Delaware.
Our certificate of incorporation authorizes us to issue 250,000,000 shares of stock, divided into two classes: (1) 200,000,000 shares of common stock, $0.01 par value per share, and (2) 50,000,000 shares of preferred stock, $0.01 par value per share.
The transfer agent and registrar for our capital stock is Computershare, Inc., Providence, Rhode Island.
Common Stock
As of February 5, 2021, we had 50,616,211 shares of common stock issued and outstanding. Our common stock currently outstanding is, and our common stock offered pursuant to this prospectus will be, fully paid and non-assessable.
Dividend Rights
Subject only to any prior rights and preferences of any shares of our preferred stock that may in the future be issued and outstanding, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the board of directors will declare a dividend. As of February 5, 2021, we had no preferred stock outstanding.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Under our certificate of incorporation, the voting rights, if any, of our preferred stock may differ from the voting rights of our common stock. The holders of our common stock do not have cumulative voting rights. Our bylaws provide for a plurality voting standard for the election of directors.
Liquidation Rights
If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to stockholders.
Other Rights
Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.
Effects on Our Common Stock if We Issue Preferred Stock
As discussed below, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series. If we issue any preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock may delay or prevent a change in control of NorthWestern Corporation.
Preferred Stock
Our board of directors is authorized, subject to any limitations imposed by law, without the approval of our stockholders, to issue from time to time up to a total of 50,000,000 shares of our preferred stock, $0.01 par value per share, in one or more series, with each such series having such powers, including voting powers, preferences, and relative participating optional or other special rights and any qualifications, limitations or restrictions thereof, as our board of directors may determine at the time of issuance. Thus, without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.
The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.
As of February 5, 2021, we had 50,000,000 shares of preferred stock available for issuance and no preferred stock outstanding.
The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will include in a prospectus supplement the terms relating to any series of preferred stock being offered. These terms will include some or all of the following, as applicable:
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the title of the series and the number of shares in the series;

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the price at which the preferred stock will be offered;

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the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

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the voting rights, if any, of the holders of shares of the preferred stock being offered;

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the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

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the liquidation preference per share;

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the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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any date of maturity of the preferred stock;

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any listing of the preferred stock being offered on any securities exchange;

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whether interests in the shares of the series will be represented by depositary shares;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

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the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

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any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.
The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.
As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Provisions of our Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control
Our certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of NorthWestern Corporation if our board of directors does not approve the transaction. The provisions include the following:
Number of Directors, Vacancies, Removal of Directors
Our certificate of incorporation and bylaws provide that our board of directors will have at least five and at most 11 directors. A majority of the continuing directors decide the exact number of directors at a given time and fill any new directorships and vacancies.
Our certificate of incorporation provides that our directors may be removed, with or without cause, by a majority of the shares then entitled to vote in an election of directors. In addition, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders, including the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our bylaws permit stockholders to call a special meeting if called by 25% or more of the outstanding shares of voting capital stock of the company.
No Cumulative Voting.   Our certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions.   Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder must give notice not earlier than 120 days prior to such annual meeting, nor later than the later of 90 days prior to such annual meeting or 10 days after the day on which the public announcement of the date of the meeting was first made. In addition, if the number of directors to be elected to the board at an annual meeting is increased and there is no public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder must give notice, but only with respect to nominees for the additional directorships, so it is delivered not later than 10 days after the day on which such public announcement is first made.
All such notices must be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. The public announcement of an adjournment or postponement of an annual meeting does not commence a new time period or extend the foregoing time period.
No Stockholder Action by Written Consent.   Our certificate of incorporation provides that all action by stockholders must be taken at an annual or special meeting. The stockholders may not act by written consent. This provision prevents our stockholders from initiating or effecting any action by written consent, thereby limiting the ability of our stockholders to take actions opposed by our board of directors.
Special Meetings of Stockholders.   Our bylaws provide that special meetings of stockholders may be called by the board of directors acting pursuant to a resolution adopted by a majority of the whole board of directors or the chairman of the board of directors, or upon written notice to the board of directors by holders of 25% or more of our outstanding voting stock.
Provisions Relating to the Authorization of Business Combinations.   Our certificate of incorporation requires that certain mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations involving us and any substantial (10% or more) holder of our voting stock be approved by a majority of our disinterested directors or by the holders of at least 66 2/3% of the outstanding shares of capital stock of the company entitled to vote generally, excluding any shares beneficially owned by the interested stockholder or any affiliate of any interested stockholder (as such terms are defined in the certificate of incorporation). This provision may be amended only by the approval of the holders of at least two-thirds of the outstanding shares of our voting stock.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our stock before the person acquired 15% of the stock. A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock. The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.
General
We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.

Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the number of depositary shares owned by the holder on the relevant record date.
In the event of a distribution other than cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.
The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock will be made available to holders of depositary shares.
Conversion and Exchange
If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption.
Voting
Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.
Amendment of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
We (or at our option the depositary) will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series of preferred stock represented by the depository receipts.
Neither we nor the depositary will be liable if we are or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share of preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary; Termination of the Deposit Agreement
The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more of the following ways from time to time: (i) to or through underwriters or dealers; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of such methods. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. The prospectus supplement with respect to the securities being sold will set forth the specific plan of distribution with respect to those securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the net proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’, dealers’, or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If underwriters participate in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities being offered if any are purchased. If we use dealers in the sale, we will sell the securities to each dealer as principal. The dealer may then resell the securities at varying prices determined at the time of resale.
If the securities are sold by agents, any commissions payable by us to those agents will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and may do so pursuant to the terms of a distribution or other similar agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement or other similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis.
The securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one of more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
If we so indicate in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against securities civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of securities offered by this prospectus will be a new issue and, except for the common stock, which is listed on the Nasdaq Stock Market, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless otherwise indicated in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of NorthWestern Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL OPINIONS
Unless otherwise provided in the applicable prospectus supplement, the legality of the common stock, preferred stock, depositary shares and SD Mortgage Bonds being offered by this prospectus will be passed upon for us by Timothy P. Olson, Esq., our Senior Corporate Counsel and Corporate Secretary, who owns less than 1% of our outstanding common stock. Unless otherwise provided in the applicable prospectus supplement, the legality of the MT Mortgage Bonds being offered by this prospectus will be passed upon for us by Stinson LLP. Certain legal matters in connection with the offered securities will be passed on for any underwriters, dealers or agents by their counsel named in the applicable prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

$325,000,000
NorthWestern Corporation
Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities J.P. Morgan
Wells Fargo Securities
November    , 2021.